The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-231716
SUBJECT TO COMPLETION, DATED MARCH 9, 2021
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 6, 2019)
                 Shares
PartnerRe Ltd.
    % Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J
(Liquidation Value $25.00 per share)

PartnerRe Ltd., or the issuer, is offering           shares of its    % Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J (the “Series J Preferred Shares”).
Holders of the Series J Preferred Shares will be entitled to receive dividend payments only when, as and if declared by our Board of Directors or a duly authorized committee thereof. Any such dividends will be payable from the date of original issuance, quarterly in arrears on the 15th day of March, June, September and December of each year, beginning on June 15, 2021, in an amount per share equal to    % of the liquidation value per annum (equivalent to $      per share per annum).
Dividends on the Series J Preferred Shares will be non-cumulative. Consequently, if dividends are not declared on Series J Preferred Shares for any dividend period, holders of the Series J Preferred Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate, accrue or be payable, and if we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for that dividend period, whether or not dividends on the Series J Preferred Shares are declared for any future dividend period. In addition, under certain conditions, we will be restricted from paying dividends. See “Description of the Series J Preferred Shares — Dividends” in this prospectus supplement.
So long as any Series J Preferred Shares remain issued and outstanding, unless the full dividend for the last completed dividend period on all issued and outstanding Series J Preferred Shares and issued and outstanding parity shares has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), no dividend will be paid or declared on our common shares, any other junior shares or any parity shares (except, in the case of the parity shares, on a pro rata basis with the Series J Preferred Shares), other than a dividend payable solely in our common shares, other fully junior shares or (solely in the case of parity shares) other parity shares, as applicable, and no common shares, other junior shares or parity shares may be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, subject to certain exceptions as set forth herein.
The Series J Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of shares or other securities of PartnerRe Ltd. or our subsidiaries. The Series J Preferred Shares do not have a stated maturity nor will they be subject to any sinking fund, retirement fund, or purchase fund or other obligation of ours to redeem, repurchase or retire the Series J Preferred Shares.
We may redeem the Series J Preferred Shares, at our option, in whole or in part, at any time on or after March 15, 2026, at a redemption price of $25.00 per Series J Preferred Share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date, without interest on such unpaid dividends. Prior to March 15, 2026, we may not redeem the Series J Preferred Shares, except with the approval of the Applicable Supervisor (as defined in “Description of the Series J Preferred Shares — Optional Redemption―Restrictions on Redemption” in this prospectus supplement) and only in specified circumstances relating to certain voting, regulatory, rating agency or tax events. Our ability to redeem the Series J Preferred Shares at any time will also be subject to certain restrictions generally as set forth under “Description of the Series J Preferred Shares — Optional Redemption — Restrictions on Redemption” in this prospectus supplement.

In specified circumstances relating to certain tax or capital disqualification events, we may, without the consent of any holders of the Series J Preferred Shares, vary the terms of, or exchange for new securities, the Series J Preferred Shares to maintain compliance with certain regulations applicable to us. No such variation of terms or securities in exchange shall change certain specified terms of the Series J Preferred Shares. See “Description of the Series J Preferred Shares — Substitution or Variation” in this prospectus supplement.
The Series J Preferred Shares will not have voting rights, except as set forth under “Description of the Series J Preferred Shares — Voting Rights” in this prospectus supplement.
There is currently no public market for the Series J Preferred Shares. We intend to list the Series J Preferred Shares on the New York Stock Exchange (“NYSE”) under the symbol “PRE PR J.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Series J Preferred Shares.

Investing in the Series J Preferred Shares involves certain risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and included in the Annual Report on Form 20-F of PartnerRe Ltd. for the year ended December 31, 2020, to read about important factors you should consider before making a decision to invest in Series J Preferred Shares.
None of the United States Securities and Exchange Commission (“SEC”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (“BMA”) or any other regulatory body has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price(1)	%	$
Underwriting Discount(2)	%	$
Proceeds to the issuer (before expenses)(3)	%	$

Assumes no exercise of the underwriters’ over-allotment option described below.
(1)
The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be March           , 2021.

(2)
The underwriting discount is calculated using a weighted average amount of $      per Series J Preferred Share for retail orders and $      per Series J Preferred Share for institutional orders. See “Underwriting (Conflicts of Interest)” in this prospectus supplement for additional disclosure regarding the underwriting discount, commissions and estimated offering expenses.

(3)
The proceeds per Series J Preferred Share, before expenses, to us are calculated using a weighted average underwriting discount for retail and institutional orders.

The underwriters may also purchase from us up to an additional                 Series J Preferred Shares at the public offering price, less the underwriting discount payable by us, within thirty days from the date of this prospectus supplement.
The underwriters expect to deliver the Series J Preferred Shares to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank SA/NV and Clearstream Banking, société anonyme, on or about March                 , 2021.
We expect to deliver the Series J Preferred Shares against payment on or about the date specified in the immediately prior paragraph, which will be the           business day following the date of the pricing of the Series J Preferred Shares (“T+      ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series J Preferred Shares on any date prior to the date that is two business days before delivery of the Series J Preferred Shares will be required, by virtue of the fact that the Series J Preferred Shares initially will settle in T+      , to specify alternative settlement arrangements to prevent a failed settlement.

Joint Book-Running Managers
BofA Securities	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities
The date of this prospectus supplement is March    , 2021.

S-i

You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus related to this offering. None of the issuer or the underwriters take any responsibility for, nor can any such persons provide any assurance as to the reliability of, any other information that others may give. We are not, and the underwriters are not, making an offer to sell the Series J Preferred Shares in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider any information in this prospectus supplement or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in the Series J Preferred Shares.
We are offering to sell, and are seeking offers to buy, the Series J Preferred Shares only in jurisdictions in which offers and sales of the Series J Preferred Shares are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Series J Preferred Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Series J Preferred Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Series J Preferred Shares offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Securities may be offered or sold in Bermuda only in compliance with the Investment Business Act 2003 of Bermuda. Additionally, non-Bermuda persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorized to do so under applicable Bermuda legislation. Engaging in the offering or marketing of securities in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.
The permission of the BMA is required, under the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities, other than “Equity Securities” (as defined by the BMA for exchange control purposes), of a Bermuda company from and/or to a non-resident of Bermuda. In granting the general permission the BMA accepts no responsibility for the financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement or the accompanying prospectus.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of the Series J Preferred Shares. The second part is the accompanying prospectus which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, prior to making an investment decision, you should review the risks of investing in the Series J Preferred Shares discussed in this prospectus supplement, as well as the risk factors contained in PartnerRe’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on February 25, 2021 and incorporated herein by reference. Important information is incorporated into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information.”
References in this prospectus supplement and the accompanying base prospectus to the “issuer,” “PartnerRe,” “we,” “us,” “our” or the “Company,” refer to PartnerRe Ltd. and, unless the context otherwise requires or unless otherwise stated, PartnerRe Ltd.’s subsidiaries. References in this prospectus supplement and the accompanying base prospectus to “PartnerRe Ltd.” or the “guarantor” refer to PartnerRe Ltd. (excluding its subsidiaries). In this prospectus supplement, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.
All information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares, unless otherwise noted.
FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus supplement as the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus supplement as the “Exchange Act” and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or our results of operations. Forward-looking statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ, potentially materially, from those reflected in such forward-looking statements, including, without limitation, the information included in or incorporated by reference into this prospectus supplement regarding projections; efficiencies/cost avoidance; cost savings; income and margins; earnings; growth; economies of scale; the economy; future economic performance; deployment of capital; future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; business portfolios and taxes.
Forward-looking statements may be preceded by, followed by or include the words “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” the negative of these terms and other comparable terminology.
Forward-looking statements are not guarantees of performance. You should understand that the important factors set forth below, in addition to those risk factors disclosed in our current and periodic reports filed with the SEC could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.
First, our ability to generate an appropriate return on our operations over a reinsurance cycle is dependent on our individual performance, but also on industry factors that impact the level of competition and the price of risk. The level of competition is determined by supply of and demand for capacity. Demand is determined by client buying behavior, which varies based on the client’s perception of the amount and volatility of risk, its financial capacity to bear it and the cost of risk transfer. Supply is

S-iii

determined by the existing reinsurance companies’ level of financial strength and the introduction of capacity from new start-ups or capital markets. Supply and demand for capacity is also impacted by consolidation of competitors, customers and insurance and reinsurance brokers. Significant new capacity or significant reduction in demand will depress industry profitability until the supply/demand balance is redressed. Extended periods of imbalance could depress industry profitability.
Second, we knowingly expose ourselves to significant volatility in our quarterly and annual net income. We create shareholder value by assuming risk from the insurance and capital markets. This exposes us to volatile earnings as untoward events happen to our clients and in the capital markets. Examples of potential large loss events include, without limitation:
•
Natural catastrophes such as windstorms, hurricanes, typhoons, tsunamis, earthquakes, floods, hailstorms, tornadoes, severe winter weather, fires, drought, etc.;

•
Man-made disasters such as terrorism;

•
Declines in the equity and credit markets;

•
Systemic increases in the frequency or severity of casualty losses; and

•
New mass tort actions.

We manage large loss events through evaluation processes, which are designed to enable proper pricing of these risks over time, but which do little to moderate short-term earnings volatility. The only effective tools to dampen earnings volatility are through diversification by building a portfolio of uncorrelated risks and through the purchase of retrocessional coverage to optimize a portfolio. We do not use significant capital market hedges or trading strategies in the pursuit of stability in earnings.
Third, we expose ourselves to several very significant risks that are of a size that can impact our financial strength or regulatory capital. We believe that the following can be categorized as very significant risks:
•
Natural catastrophe and climate change risk, including the risk of increases in the frequency and severity of natural catastrophes and the losses that result from them;

•
Long tail reinsurance risk;

•
Market risk;

•
Interest rate risk;

•
Default and credit spread risk;

•
Equity and real estate valuation risk;

•
Concentration risk, including our reliance on a small number of reinsurance brokers and other distribution services for a significant portion of our revenue;

•
Currency risk, including foreign currency exchange rate fluctuations;

•
Counterparty risk;

•
Trade credit underwriting risk;

•
Operational risk, including our ability to successfully implement our business strategies and initiatives, including strategic investments and mergers and acquisitions;

•
Longevity risk;

•
Pandemic risk;

•
Cybersecurity risk, including technology breaches or failure;

•
Agriculture risk; and

•
Political, regulatory and taxation risk.

S-iv

These risks can accumulate, individually or in the aggregate, to the point that they exceed a year’s worth of earnings and potentially adversely affect the capital base of the Company. We rely on our internal risk management processes, models and systems to manage these risks at the nominal exposure levels approved by the Company’s board of directors. However, because these models and processes may fail, we also impose limits on our exposure to these risks.
In addition, epidemics and pandemics, such as the ongoing coronavirus (“COVID-19”) pandemic, have adversely affected and in the future could adversely affect our business, financial condition and results of operations because, among other things, they could exacerbate mortality and morbidity risk and could also affect the value of our investments. We cannot predict what impact the COVID-19 pandemic will ultimately have on the global economy, markets or our businesses. The pandemic could exacerbate existing areas of concern, such as the pace of economic growth, equity market performance, and continued low interest rates, among others. Changes in consumer spending, business investment, and government debt and spending as a result of the crisis may negatively impact our businesses.
We caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this prospectus supplement. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this document or to reflect actual outcomes.
Additional factors that may affect future results and conditions are described in our filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2020.

S-v

SUMMARY
This summary highlights selected information about PartnerRe and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Series J Preferred Shares. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase the Series J Preferred Shares.
PartnerRe Ltd.
PartnerRe Ltd., an exempted company incorporated under the laws of Bermuda in 1993 with limited liability, is the holding company for our international reinsurance group. The Company predominantly provides reinsurance on a worldwide basis through its principal wholly-owned subsidiaries, including Partner Reinsurance Company Ltd., Partner Reinsurance Europe SE, Partner Reinsurance Company of the U.S. and Partner Reinsurance Asia Pte. Ltd. The Company provides reinsurance for its clients globally. The Company’s principal offices are located in Pembroke (Bermuda), Dublin, Stamford (Connecticut, U.S.), Toronto, Paris, Singapore and Zurich.
The Company provides reinsurance of risks to ceding companies (cedants or reinsureds). Risks reinsured include, but are not limited to, agriculture, aviation/space, casualty, catastrophe, energy, engineering, financial risks, marine, motor, multiline, U.S. health and property as well as mortality, morbidity, longevity, accident and health and alternative risk products. The Company’s alternative risk products include weather and credit protection to financial, industrial and service companies on a worldwide basis.
The Company’s principal office is located at 90 Pitts Bay Road, Pembroke, Bermuda HM 08 (telephone number: +1 441-292-0888). The Company maintains an internet site at www.partnerre.com that contains the Company’s Annual Reports on Form 20-F filed with the SEC and Current Reports on Form 6-K furnished to the SEC. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering
This section provides a summary of the terms of the Series J Preferred Shares and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of the Series J Preferred Shares, see the section titled “Description of the Series J Preferred Shares” in this prospectus supplement. You should also refer to the Certificate of Designation (the “Certificate of Designation”) relating to the Series J Preferred Shares and our bye-laws.
Issuer
PartnerRe Ltd.
NYSE Symbol
“PRE PR J”.
Securities Offered
            shares of        % Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J, par value $1.00 per share, with a liquidation value of $25.00 per share (the “Series J Preferred Shares”), plus an additional         Series J Preferred Shares if the underwriters’ option to purchase additional Series J Preferred Shares is exercised in full.
Dividends
Holders of Series J Preferred Shares will be entitled to receive, only when, as and if declared by our Board of Directors or a duly authorized committee thereof, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on June 15, 2021 (subject to adjustment for business days as provided below under “— Dividend Payment Dates”), in an amount per share equal to    % of the liquidation value per annum (equivalent to $      per share per annum). Assuming an initial issue date of March      , 2021, the dividend for the initial dividend period will be approximately $      per Series J Preferred Share. Dividends that are not declared by our Board of Directors or a duly authorized committee thereof will not accumulate and will not be payable. In addition, under certain conditions, PartnerRe Ltd. will be restricted from paying dividends. See “Description of the Series J Preferred Shares — Dividends” in this prospectus supplement.
Dividend Payment Dates
The 15th day of March, June, September and December of each year, commencing on June 15, 2021, subject to adjustment for business days as provided below. Dividends on the Series J Preferred Shares will not be mandatory. If any dividend payment date falls on a day that is not a business day and a Bermuda business day, the payment of those dividends will be made on the first business day that is also a Bermuda business day following such dividend payment date, without accrual to the actual payment date.
As a holding company with no direct operations, we rely on cash dividends and other permitted payments from our subsidiaries to pay dividends to our shareholders, including holders of PartnerRe Ltd.’s preferred shares. We do not have any operations and from time to time may not have significant liquid assets. Applicable laws and regulations may limit the ability of our subsidiaries to pay dividends. If our subsidiaries are restricted from paying dividends to us, for example, as a result of a breach in regulatory law, including a breach in the Enhanced Capital Requirement, we may be unable to pay dividends on the preferred shares, including the Series J Preferred Shares.
Payment of Additional Amounts
Subject to certain limitations, we will pay additional amounts to holders of the Series J Preferred Shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any “relevant taxing jurisdiction” (as defined in “Description of the Series J Preferred Shares — Optional Redemption — Optional redemption prior to March 15, 2026 — Change in Tax Law” in this prospectus supplement) on amounts we must pay with respect to the Series J Preferred Shares, so that every net payment, after such withholding or deduction from such additional amounts, will be equal to the amount we would otherwise be required to pay had no such withholding or deduction been required. See “Description of the Series J Preferred Shares — Payment of Additional Amounts” in this prospectus supplement.
Redemption
The Series J Preferred Shares are perpetual and has no maturity date.
We may, at our option, redeem the Series J Preferred Shares:
•
in whole or in part from time to time, on and after March 15, 2026, at a redemption price equal to $25.00 per Series J Preferred Share;

•
in whole but not in part, at any time prior to March 15, 2026, upon the sending of notice to the common shareholders of a proposal for an amalgamation or merger or any proposal for any other matter that requires, as a result of any changes in Bermuda law after the original issue date of the Series J Preferred Shares, an affirmative vote of the holders of the Series J Preferred Shares at the time issued and outstanding, whether voting as a separate series or together with any other series of preferred shares as a single class, at a redemption price of $26.00 per Series J Preferred Share;

•
in whole but not in part, at any time prior to March 15, 2026, if as a result of a “change in tax law” (as defined in “Description of the Series J Preferred Shares — Optional Redemption — Optional redemption prior to March 15, 2026 — Change in Tax Law” in this prospectus supplement) there is, in our reasonable determination, a substantial probability that we or any successor company would become obligated to pay any additional amounts on the next succeeding dividend payment date with respect to the Series J Preferred Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”), at a redemption price of $25.00 per Series J Preferred Share;

•
in whole but not in part, at any time prior to March 15, 2026, at any time within 90 days following the occurrence of the date on which we have reasonably determined that a “capital disqualification event” (as defined in “Description of the Series J Preferred Shares — Optional Redemption — Optional redemption prior to March 15, 2026 — Capital Disqualification Event” in this prospectus supplement) has occurred as a result of any amendment or proposed amendment to, or change or proposed change in, the laws or regulations imposed on us by the Applicable Supervisor (as defined in “Description of the Series J Preferred Shares — Optional Redemption — Restrictions on Redemption” in this prospectus supplement) that is enacted or becomes effective after the initial issuance of the Series J Preferred Shares or any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series J Preferred Shares, at a redemption price of $25.00 per Series J Preferred Share; and
•
in whole but not in part, at any time prior to March 15, 2026, if within 90 days after a rating agency amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series J Preferred Shares, a “rating agency event” (as defined in “Description of the Series J Preferred Shares — Optional Redemption — Optional redemption prior to March 15, 2026 — Rating Agency Event” in this prospectus supplement)) occurs, at a redemption price of $25.50 per Series J Preferred Share.

We may not redeem any Series J Preferred Shares prior to March 15, 2026, except with the approval of the Applicable Supervisor and only in specified circumstances relating to certain voting, regulatory, rating agency or tax events. Our ability to redeem the Series J Preferred Shares at any time will also be subject to certain restrictions generally as set forth under “Description of the Series J Preferred Shares — Optional Redemption―Restrictions on Redemption” in this prospectus supplement.
Any redemption will require us to provide not less than 30 days’ nor more than 60 days’ prior written notice. In addition, the redemption price in each case will include declared and unpaid dividends, if any, without regard to undeclared dividends, to, but excluding, the redemption date, without interest on any unpaid dividends
Substitution or Variation
In lieu of redemption, upon or following a “tax event” or “capital disqualification event,” we may, without the consent of any holders of the Series J Preferred Shares vary the terms of, or exchange for new securities, the Series J Preferred Shares to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Series J Preferred Shares as a result of a change in tax law or to maintain compliance with certain capital adequacy regulations applicable to us, as the case may be. In either case, the terms of the varied securities or new securities, considered in the aggregate, cannot be less favorable to holders than the terms of the Series J Preferred Shares prior to being varied or exchanged, and no such variation of terms or securities in exchange shall change certain specified terms of the Series J Preferred Shares. See “Description of the Series J Preferred Shares — Substitution or Variation” in this prospectus supplement.
Ranking
The Series J Preferred Shares:
•
will rank senior to the common shares and any other class or series of share capital of PartnerRe Ltd. (including any other fully junior shares (as defined below)) that ranks junior to the Series J Preferred Shares as to either (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd. (the “junior shares”);

•
will rank on a parity with PartnerRe Ltd.’s Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares (each as defined below) and any other class or series of share capital of PartnerRe Ltd. that ranks on a parity with the Series J Preferred Shares as to both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd.;

•
will rank senior to or on a parity with each other series of preferred shares that PartnerRe Ltd. may issue (except for any senior series that may be issued upon the affirmative vote or consent of the holders of at least 75% of the Series J Preferred Shares at the time outstanding, voting together as a single class with any other series of preferred shares entitled to vote thereon, to the exclusion of all other series of preferred shares, with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of PartnerRe Ltd.); and

•
will be contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.

The Series J Preferred Shares will not represent any interest in any subsidiary of PartnerRe Ltd.
As used in this prospectus supplement, our “common shares” means PartnerRe Ltd.’s common shares issued to Exor Nederland N.V., PartnerRe Ltd.’s Class B common shares and any other class or series of common shares of PartnerRe Ltd., now or hereafter issued and outstanding; “fully junior shares” means the common shares and any other class or series of share capital of PartnerRe Ltd. that ranks junior to the Series J Preferred Shares as to both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd. and all references to fully junior shares, junior shares or parity shares include shares now or hereafter issued and outstanding.

As of the date of this prospectus supplement,
•
our junior shares consist solely of PartnerRe Ltd.’s common shares; and

•
our parity shares consist solely of 6,415,264 shares of our 6.50% Series G Cumulative Redeemable Preferred Shares, par value $1.00 per share and $25.00 liquidation value per share (the “Series G Preferred Shares”), 11,753,798 shares of our 7.25% Series H Cumulative Redeemable Preferred Shares, par value $1.00 per share and $25.00 liquidation value per share (the “Series H Preferred Shares”) and 7,320,574 shares of our 5.875% Series I Non-Cumulative Redeemable Preferred Shares, par value $1.00 per share and $25.00 liquidation value per share (the “Series I Preferred Shares”).

See “Description of Series J Preferred Shares — Dividends,” “— Ranking” and “— Liquidation Rights” in this prospectus supplement.
Liquidation Rights
Upon our liquidation, dissolution or winding up, holders of the Series J Preferred Shares will be entitled to receive from PartnerRe Ltd.’s assets legally available for distribution to shareholders a liquidation value of $25.00 per share, plus declared but unpaid dividends, if any, to the date of liquidation. Distributions will be made pro rata in accordance with the respective aggregate liquidation values of the Series J Preferred Shares, any parity shares and any other class or series of PartnerRe Ltd.’s share capital that ranks equally with the Series J Preferred Shares as to distribution of assets on our liquidation, dissolution or winding up, and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of Series J Preferred Shares — Liquidation Rights” in this prospectus supplement.
Voting Rights
Holders of the Series J Preferred Shares will have no voting rights, except with respect to certain fundamental changes in the terms of the Series J Preferred Shares and in the case of certain dividend non-payments or as otherwise required by Bermuda law or our bye-laws. The voting rights to which holders of Series J Preferred Shares are entitled may be less than the rights of holders of parity shares. See “Description of the Series J Preferred Shares — Voting Rights” in this prospectus supplement.
Maturity; Sinking Fund
The Series J Preferred Shares shall not have any maturity date. The Series J Preferred Shares will not be subject to any sinking fund or other obligation of ours to redeem, purchase or retire the Series J Preferred Shares. Accordingly, the Series J Preferred Shares will remain outstanding indefinitely, unless and until we decide to redeem them at our option, as described above.
Limitations on Transfer and
Ownership
The Series J Preferred Shares will be subject to the limitations on transfer and ownership contained in our Bye-Laws. Our Bye-Laws provide that, subject to waiver by the board of directors, no person (other than EXOR Nederland N.V., a naamloze vennotschap organized under the laws of Kingdom of the Netherlands, and each of its affiliates that becomes a shareholder of the Company and each of their respective successors) may acquire ownership of PartnerRe Ltd.’s shares (including the Series J Preferred Shares) if such purchase would result in (1) such person owning or controlling more than 9.9% of our outstanding shares (as determined by value) or (2) such person becoming a holder of more than 9.9% of the total combined voting power of all classes of PartnerRe Ltd.’s shares entitled to vote at a general meeting of our shareholders or in any other circumstance in which our shareholders are entitled to vote (a “Ten Percent Shareholder”). In addition, in the event we become aware of such ownership, we may reduce the voting rights with respect to any of PartnerRe Ltd.’s shares owned or controlled by such person to the extent necessary to limit the voting power held by such person to 9.9% in the aggregate. The voting rights with respect to all shares held by such person in excess of the 9.9% limitation will be allocated to the other holders of shares, pro rata based on the number of shares held by all such other holders of shares, subject only to the further limitation that no shareholder allocated such voting rights may exceed the 9.9% limitation as a result of such allocation. For these purposes, references to “ownership” or “control” of PartnerRe Ltd.’s shares mean “ownership” within the meaning of Section 958 of the Internal Revenue Code and Section 13(d)(3) of the Exchange Act. Our Bye-Laws provide for additional limitations on transfer and ownership of our share capital.
Listing
We intend to list the Series J Preferred Shares on the NYSE under the symbol “PRE PR J.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the Series J Preferred Shares.
Conversion
The Series J Preferred Shares are not convertible into or exchangeable for any other securities, except under the circumstances set forth under “Description of the Series J Preferred Shares — Substitution or Variation” in this prospectus supplement.
Certain Material U.S. Federal Income Tax Consequences
Dividends received by individuals and other non-corporate U.S. holders (as defined below under “Tax Considerations — Material U.S. Federal Income Tax Considerations”) on the Series J Preferred Shares will be treated as “qualified dividend income” taxed at the preferential rates applicable to long-term capital gain, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. Distributions with respect to the Series J Preferred Shares generally will not be eligible for the dividends-received deduction allowed to U.S. corporations for U.S. federal income tax purposes. See “Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Holders — Distributions” in this prospectus supplement.

Use of Proceeds
We expect to receive net proceeds from this offering of approximately $      , after the underwriting discount and estimated expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption or repurchase in part of PartnerRe Ltd.’s issued and outstanding preferred shares. This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, any issued and outstanding preferred shares. See “Use of Proceeds” in this prospectus supplement.
Conflicts of Interest
As described in “Use of Proceeds,” we intend to use the net proceeds of this offering for general corporate purposes, which may include the redemption or repurchase in part of PartnerRe Ltd.’s outstanding preferred shares. Certain of the underwriters (or their affiliates or associated persons) are holders of PartnerRe Ltd.’s outstanding preferred shares and would receive a portion of the proceeds from this offering, if the proceeds were used for the redemption or repurchase of such preferred shares, as a result of the redemption or repurchase of PartnerRe Ltd.’s outstanding preferred shares. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds of the redemption or repurchase of PartnerRe Ltd.’s outstanding preferred shares, such underwriter would be deemed to have a “conflict of interest” with PartnerRe Ltd. in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A qualified independent underwriter (“QIU”) is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). See “Use of Proceeds” and “Underwriting (Conflicts of Interest)” in this prospectus supplement.
Form of Series J Preferred Shares
The Series J Preferred Shares will be represented by one or more global securities registered in the name of DTC or its nominee. This means that holders will not receive a certificate for their Series J Preferred Shares. Ownership interests in the Series J Preferred Shares will be shown on, and transfers of the Series J Preferred Shares will be effected only through, records maintained by participants in DTC. DTC and the dividend disbursing agent for the Series J Preferred Shares will be responsible for dividend payments to you.
Transfer Agent, Registrar and Dividend Disbursing Agent
Computershare Trust Company, N.A.
Risk Factors
Investing in the Series J Preferred Shares involves certain risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement and included in the Annual Report on Form 20-F of PartnerRe Ltd. for the year ended December 31, 2020, to read about important factors you should consider before making a decision to invest in Series J Preferred Shares.

RISK FACTORS
An investment in the Series J Preferred Shares will involve a degree of risk, including the risks described in this section. The risks and uncertainties described below and incorporated by reference in this prospectus supplement are not the only ones relevant to an investment in the Series J Preferred Shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected and the value of the Series J Preferred Shares could decline substantially. Prior to making a decision about investing in the Series J Preferred Shares, you should carefully consider, among other matters, the following risk factors, the section entitled “Risk Factors” in the accompanying prospectus, and the risks described in the PartnerRe Ltd. Annual Report on Form 20-F for the fiscal year ended December 31, 2020 under the heading “Risk Factors” and in the other filings we may make from time to time with the SEC.
Risks Relating to Our Company
For a discussion of risks related to our business and operations, in addition to the below, please see “Part I. Item 3D. Risk Factors” in the PartnerRe Ltd. Annual Report on Form 20-F for the fiscal year ended December 31, 2020. See “Where You Can Find More Information” in this prospectus supplement.
Risks Relating to this Offering and the Series J Preferred Shares
General market conditions and unpredictable factors could adversely affect market prices for the Series J Preferred Shares.
There can be no assurance about the market prices for the Series J Preferred Shares. Several factors, many of which are beyond PartnerRe Ltd.’s control, will influence the market value of the Series J Preferred Shares. Factors that might influence the market value of the Series J Preferred Shares include, among other things:
•
whether dividends have been declared and are likely to be declared on the Series J Preferred Shares from time to time;

•
PartnerRe Ltd.’s creditworthiness, financial condition, performance and prospects;

•
prevailing global and regional economic and political conditions;

•
the market for similar securities;

•
the number of holders;

•
additional issuances by PartnerRe Ltd. of other classes of preferred shares; and

•
economic, financial, geopolitical, regulatory or judicial events that affect PartnerRe Ltd., its subsidiaries or the financial markets generally.

Accordingly, if you purchase Series J Preferred Shares, whether in this offering or in the secondary market, the Series J Preferred Shares may trade at a discount to the price that you paid for them.
The Series J Preferred Shares are equity securities and are subordinate to our existing and future indebtedness and other liabilities.
The Series J Preferred Shares are equity interests in PartnerRe Ltd. and do not constitute indebtedness. As such, the Series J Preferred Shares will rank junior to all indebtedness and other non-equity claims on PartnerRe Ltd. with respect to assets available to satisfy claims on PartnerRe Ltd., including in a liquidation of PartnerRe Ltd. As of December 31, 2020, our total consolidated long-term debt was $1,975 million, which is in addition to any other indebtedness (including valid contractual claims) to which the Series J Preferred Shares would be subordinated. We may incur additional debt and other obligations in the future. Our existing and future indebtedness may restrict payments of dividends on the Series J Preferred Shares. For example, under the terms of our 4.500% Fixed-Rate Reset Junior Subordinated Notes due 2050 and the 6.440% Fixed-to-Floating Rate Junior Subordinated Capital Efficient Notes due 2066, each issued by a subsidiary of PartnerRe Ltd., PartnerRe Ltd. is prohibited from declaring or paying any dividends or distributions on its share capital, including the Series J Preferred Shares, or redeeming, purchasing or otherwise acquiring any shares of its share capital, if at any time PartnerRe Ltd. (or the applicable issuer) is deferring interest on those securities.
Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of non-cumulative preferred shares like the Series J Preferred Shares, dividends are payable only if declared by the board of directors of PartnerRe Ltd. (or a duly authorized committee of the board) and we have no obligations to pay dividends if they have not been so declared. In addition, as described herein and in our Form 20-F for the year ended December 31, 2020, we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.
The Series J Preferred Shares will also be contractually subordinated in right of payment to all obligations of PartnerRe Ltd.’s subsidiaries, including all existing and future policyholder obligations of PartnerRe Ltd.’s subsidiaries. Additionally, the Series J Preferred Shares do not represent an interest in any of PartnerRe Ltd.’s subsidiaries, and accordingly, holders of the Series J Preferred Shares will not have access to the assets of PartnerRe Ltd.’s subsidiaries until after the liabilities and obligations to creditors of those subsidiaries are satisfied.
As of December 31, 2020, PartnerRe Ltd.’s total liabilities on a consolidated basis (after intercompany eliminations) were $19.6 billion.
Dividends on the Series J Preferred Shares are non-cumulative, and as a result, holders of our cumulative shares may have the right to receive a greater amount of dividends than holders of the Series J Preferred Shares in the event of our liquidation, dissolution or winding-up.
Dividends on the Series J Preferred Shares are non-cumulative and payable only out of lawfully available funds of the Company under Bermuda law. Consequently, if our board of directors, or a duly authorized committee of the board, does not authorize and declare a dividend for any given dividend period, holders of the Series J Preferred Shares would not be entitled to receive any dividend for such period, and no dividend for such period will accrue or ever become payable. PartnerRe Ltd. will have no obligation to pay dividends accrued for a dividend period on or after the dividend payment date for such period if our board of directors, or a duly authorized committee of the board, has not declared a dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series J Preferred Shares or any other preferred shares.
Unlike the Series J Preferred Shares, if we do not declare a dividend on the cumulative shares (such as the Series G Preferred Shares and the Series H Preferred Shares), such dividends will accrue for the benefit of the holders of such shares. In the event of our liquidation, dissolution or winding-up, holders of cumulative shares will be entitled to receive the aggregate liquidation value for such shares, plus all accumulated and unpaid dividends, while holders of the Series J Preferred Shares are only entitled to receive the aggregate liquidation value and any declared but unpaid dividends. Accordingly, if there are substantial arrearages of dividends on the cumulative shares, holders of the cumulative shares would be entitled to receive a substantially greater amount than the holders of the Series J Preferred Shares would receive. In the event there are not sufficient funds to pay the aggregate liquidation value on all PartnerRe Ltd.’s preferred shares, together with all accumulated but unpaid dividends on the cumulative shares and declared but unpaid dividends on the Series J Preferred Shares, amounts payable would be distributed proportionately, and as such, holders of cumulative shares would be entitled to receive a much greater proportional amount.
Your economic interests in the Series J Preferred Shares could be adversely affected by the issuance of additional preferred shares, including additional Series J Preferred Shares, and by other transactions.
As of the date of this prospectus supplement, we have issued and outstanding preferred shares, comprising PartnerRe Ltd.’s Series G Preferred Shares having an aggregate liquidation value of $160.4 million, Series H Preferred Shares having an aggregate liquidation value of $293.8 million and Series I Preferred Shares having an aggregate liquidation value of $183.0 million. When issued, the Series J Preferred Shares will have an aggregate liquidation value of $      .
We may issue securities that rank equally with the Series J Preferred Shares without the vote of the holders of the Series J Preferred Shares. See “Description of the Series J Preferred Shares — Voting Rights”

in this prospectus supplement. The issuance of additional preferred shares on par with the Series J Preferred Shares could adversely affect the economic interests of the holders of our Series J Preferred Shares, and any issuance of preferred shares senior to our Series J Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation value on our Series J Preferred Shares in the event of a liquidation, dissolution or winding up of PartnerRe Ltd.
The voting rights of holders of the Series J Preferred Shares will be limited, and there are provisions in our bye-laws that may further reduce such voting rights.
Holders of the Series J Preferred Shares have no voting rights with respect to matters that generally require the approval of voting shareholders, except as required by applicable law and as described under “Description of the Series J Preferred Shares — Voting Rights” in this prospectus supplement.
In the event that PartnerRe Ltd. were to merge or amalgamate with another company, the holders of the Series J Preferred Shares are entitled to vote on such merger or amalgamation together with all other holders of PartnerRe Ltd.’s share capital pursuant to the Companies Act 1981 of Bermuda, as amended, as set out in the Certificate of Designation. In such an event, the holders of the Series J Preferred Shares are entitled to 1/1,000th the vote of each common share and, therefore, 1/1000th the vote of any holder with a class of securities that has the same voting power as the holders of common shares on such matter, such as our Series G, H and I Preferred Shares.
We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted pursuant to the bye-laws. If a shareholder fails to reasonably respond to our request for information or submits incomplete or inaccurate information in response to a request by us, we may, in our sole and absolute discretion, eliminate or reduce the shareholder’s voting rights.
The Series J Preferred Shares are subject to our rights of redemption.
On and after March 15, 2026, the Series J Preferred Shares will be redeemable at our option in whole at any time or in part from time to time, for cash at a redemption price of $25.00 per share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date, without interest on such unpaid dividends. In addition, the Series J Preferred Shares will be redeemable at our option prior to March 15, 2026, so long as the Applicable Supervisor approves of the redemption and only in specified circumstances relating to certain voting, capital disqualification, tax or rating agency events. Our ability to redeem the Series J Preferred Shares at any time will also be subject to certain restrictions generally. See “Description of Series J Preferred Shares — Optional Redemption―Restrictions on Redemption” in this prospectus supplement. If we redeem your Series J Preferred Shares, you may not be able to invest the proceeds in an investment with a comparable return. Even if we do not exercise our option to redeem some or all of the Series J Preferred Shares, our ability to do so may adversely affect the value of the Series J Preferred Shares. Where we are entitled to redeem the Series J Preferred Shares in part, it is our sole option whether to redeem some or all of the Series J Preferred Shares.
Under certain limited circumstances, the terms of the Series J Preferred Shares may change without your consent or approval.
Under the terms of the Series J Preferred Shares, at any time following certain tax events or at any time following certain capital disqualification events, we may, without the consent of any holders of the Series J Preferred Shares, vary the terms of the Series J Preferred Shares such that they remain securities, or exchange the Series J Preferred Shares for new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts on the next dividend payment with respect to the Series J Preferred Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, would cause the Series J Preferred Shares to cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions) as at least Tier 2 capital securities, where capital is subdivided into tiers, or its equivalent under then-applicable capital adequacy regulations (as defined in “Description of the Series J Preferred Shares — Optional Redemption―Optional redemption prior to March 15, 2026―Capital Disqualification Event” in this prospectus supplement) imposed upon us by the Applicable Supervisor, including the Enhanced Capital

Requirement under the Applicable Supervisory Regulations, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of PartnerRe Ltd. or any subsidiary thereof, except as a result of any applicable limitation on the amount of such capital. However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable to holders of the Series J Preferred Shares than the terms of the Series J Preferred Shares prior to being varied or exchanged, and certain terms cannot be varied in any event. See “Description of the Series J Preferred Shares — Substitution or Variation” in this prospectus supplement.
You may be unable to sell your Series J Preferred Shares if an active trading market does not develop.
The Series J Preferred Shares are a new issue of securities with no established trading market. Although we intend to file an application to have the Series J Preferred Shares approved for listing on the NYSE, there may be little or no secondary market for the Series J Preferred Shares. Even if a secondary market for the Series J Preferred Shares develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. As a result, holders of the Series J Preferred Shares may be required to bear the financial risks of an investment in the Series J Preferred Shares for an indefinite period of time.
The Series J Preferred Shares ratings may be downgraded.
We have sought to obtain a rating for the Series J Preferred Shares. If any ratings are assigned to the Series J Preferred Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series J Preferred Shares. In addition, a future lowering or withdrawal of our corporate family rating, claims-paying rating or rating of any of our outstanding indebtedness could adversely affect the market value of our equity securities, including the Series J Preferred Shares. See “— Credit ratings may not reflect all risks associated with an investment in the Series J Preferred Shares and changes in our credit rating or the financial markets could adversely affect the market price of the Series J Preferred Shares” below. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series J Preferred Shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series J Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Series J Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series J Preferred Shares.
A classification of the Series J Preferred Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the Series J Preferred Shares.
The National Association of Insurance Commissioners (“NAIC”) may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as either debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the Series J Preferred Shares may be classified by NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the Series J Preferred Shares as common equity may adversely affect U.S. insurance companies that hold Series J Preferred Shares. In addition, a determination by the NAIC to classify the Series J Preferred Shares as common equity may adversely impact the trading of the Series J Preferred Shares in the secondary market.
Our ability to pay dividends may be limited by our holding company structure and regulatory law.
PartnerRe Ltd. is a holding company and conducts substantially all of its operations through its subsidiaries. PartnerRe Ltd.’s only significant assets are the capital stock of its subsidiaries. Because substantially all of our operations are conducted through our subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to meet our ongoing cash requirements, including debt service payments or other expenses, and pay dividends to our shareholders (including holders of the Series J Preferred Shares) is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries and the transfer of funds by those subsidiaries to us in the form of distributions or loans. The Series J Preferred Shares are exclusively PartnerRe Ltd.’s obligations and are not guaranteed by any of its subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the Series J Preferred Shares or to make any funds available for payment of such amounts, whether by dividends, loans or other payments.
In addition, under Bermuda law, we may not lawfully declare or pay a dividend if there are reasonable grounds for believing that PartnerRe Ltd. is, or will after payment of the dividend be, unable to pay its liabilities as they become due, or if the realizable value of PartnerRe Ltd.’s assets will, after payment of the dividend, be less than its liabilities.
Further, as the BMA is our group supervisor for insurance group solvency and reporting requirements, we may not be able to declare or pay a dividend on the Series J Preferred Shares if we are or, after giving effect to such payment, would be in breach of the Insurance Act, the Applicable Supervisory Regulations, including the Enhanced Capital Requirement thereunder.
The regulatory capital treatment of the Series J Preferred Shares may not be what we anticipate and upon a “capital disqualification event,” we may redeem the Series J Preferred Shares or, in lieu thereof, vary the terms of the Series J Preferred Shares or substitute for new securities the Series J Preferred Shares, in any such case without your consent or approval.
The Series J Preferred Shares are intended to constitute Tier 2 capital in accordance with the group insurance requirements of the BMA. In order for the Series J Preferred Shares to qualify as Tier 2 capital, the terms of the Series J Preferred Shares should reflect the criteria contained in the Group Supervision Rules published by the BMA in January 2012. No assurance can be made that the BMA will deem that the Series J Preferred Shares constitute Tier 2 capital under the Group Supervision Rules. In the event of a capital disqualification event, we would have the option to redeem for cash the Series J Preferred Shares at any time in whole or (subject to certain conditions) from time to time in part, at a redemption price of $25.00 per share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date, without interest on such unpaid dividends. In lieu of such redemption, we will be entitled to vary the terms of the Series J Preferred Shares or substitute for new securities the Series J Preferred Shares without your consent or approval to achieve desired regulatory capital treatment in the event that the BMA does not make such a determination, or following the occurrence of certain tax events, as described herein, subject to the limitations described herein, each as described in this prospectus supplement. See “Description of the Series J Preferred Shares — Substitution or Variation” in this prospectus supplement.
The Economic Substance Act of 2018 of Bermuda requires us to comply with certain economic substance requirements.
Pursuant to the Economic Substance Act 2018 (as amended) of Bermuda (the “ES Act”) that came into force on January 1, 2019, a registered entity other than an entity which is resident for tax purposes in certain jurisdictions outside Bermuda (“non-resident entity”) that carries on as a business any one or more of the “relevant activities” referred to in the ES Act must comply with economic substance requirements. The ES Act may require in-scope Bermuda entities which are engaged in such “relevant activities” to be directed and managed in Bermuda, have an adequate level of qualified employees in Bermuda, incur an adequate level of annual expenditure in Bermuda, maintain physical offices and premises in Bermuda or perform core income-generating activities in Bermuda. The list of “relevant activities” includes carrying on any one or more of: banking, insurance, fund management, financing, leasing, headquarters, shipping, distribution and service center, intellectual property and holding entities. For purposes of the ES Act, we believe that PartnerRe Ltd. would be deemed to be a “pure equity holdings company.” The economic substance requirements for a “pure equity holding company” are less onerous than those for entities which are carrying out other relevant activities (pure equity holding entities are subject to minimum economic substance requirements). As such, and as long as it does not carry on any other “relevant activity,” we would not expect to be required to take additional actions beyond the minimum economic substance requirements for the purposes of compliance with the ES Act. However, our expectations could change as the ES Act is likely to be subject to further amendment.
Credit ratings may not reflect all risks associated with an investment in the Series J Preferred Shares and changes in our credit rating or the financial markets could adversely affect the market price of the Series J Preferred Shares.
Credit rating agencies rate the Series J Preferred Shares on factors that include PartnerRe Ltd.’s results of operations, actions that PartnerRe Ltd. takes, their view of the general outlook for PartnerRe Ltd.’s industry and their view of the general outlook for the economy. In particular, major credit rating agencies have stated that they are continuing to evaluate the credit ratings of financial institutions in light of the crisis relating to the COVID-19 pandemic and may take further rating actions across the financial services industry or within specific financial institutions. Actions taken by the rating agencies can include maintaining, upgrading or downgrading the current rating or placing PartnerRe Ltd. on a watch list for possible future downgrading. Downgrading the credit rating of PartnerRe Ltd. preferred shares or placing PartnerRe Ltd. on a watch list for possible future downgrading could have an adverse effect on the market price of the Series J Preferred Shares.
Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series J Preferred Shares. In addition, ratings do not reflect market prices or suitability of a security for a particular investor and any rating of the Series J Preferred Shares may not reflect all risks related to PartnerRe Ltd. and its business, or the structure or market value of the Series J Preferred Shares.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $      , after the underwriting discount and estimated expenses.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption or repurchase in part of PartnerRe Ltd.’s outstanding preferred shares.
PartnerRe Ltd. may redeem each of the Series G, H and I Preferred Shares on or after May 1, 2021, at a redemption price equal to its liquidation value, plus an amount equal to any dividends thereon that have accrued but not been declared and paid. As of the date of this prospectus supplement, the aggregate liquidation value of the Series G, H and I Preferred Shares was $160.4 million, $293.8 million and $183.0 million, respectively.
Certain of the underwriters (or their affiliates or associated persons) are holders of PartnerRe Ltd.’s outstanding preferred shares and would receive a portion of the proceeds from this offering, if the proceeds were used for the redemption or repurchase of such preferred shares, as a result of the redemption or repurchase of PartnerRe Ltd.’s outstanding preferred shares. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds of the redemption or repurchase of PartnerRe Ltd.’s outstanding preferred shares, such underwriter would be deemed to have a “conflict of interest” with us in regard to this offering under FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest)” in this prospectus supplement.
This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, the issued and outstanding preferred shares.

CAPITALIZATION OF PARTNERRE
The following table sets forth PartnerRe’s consolidated capitalization as of December 31, 2020. The “Actual” column reflects PartnerRe’s capitalization as of December 31, 2020 on a historical basis, without any adjustments to reflect subsequent or anticipated events. The “As Adjusted” column is adjusted to give effect to this offering of the Series J Preferred Shares. No effect is given to the potential use of proceeds, including any potential redemption or repayment of outstanding preferred shares.
The following data is qualified in its entirety by, and should be read in conjunction with, our consolidated financial statements and the related notes thereto incorporated in this prospectus supplement and the accompanying prospectus by reference.
	At December 31 2020
(in millions, except share numbers and percentages)	Actual		As Adjusted
Debt related to senior notes
Related to 3.70% Senior Notes due 2029(1)		$496		$496
1.25% Guaranteed Notes due 2026(2)		915		915
Debt related to Capital Efficient Notes(3)		70		70
Debt related to 4.500% Fixed-Rate Reset Junior Subordinated Notes due 2050(4)		494		494
Debt		$1,975		$1,975
Shareholders’ equity
Common shares (par value $0.00000001; issued and outstanding: 100,000,000 shares)	$	―	$	―
Preferred shares, par value $1.00
Series G Preferred Shares ($25.00 liquidation value per share; 6,415,264 shares issued and outstanding)		6		6
Series H Preferred Shares ($25.00 liquidation value per share; 11,753,798 shares issued and outstanding)		12		12
Series I Preferred Shares ($25.00 liquidation value per share; 7,320,574 shares issued and outstanding)		7		7
Series J Preferred Shares offered hereby		―
Additional paid-in capital		2,335
Accumulated other comprehensive loss		(96)		(96)
Retained earnings		5,063		5,063
Total shareholders’ equity		$7,327	$
Total capitalization		$9,302	$

(1)
PartnerRe Finance B LLC, the issuer of these senior notes, does not meet consolidation requirements under U.S. GAAP. Accordingly, PartnerRe Ltd. shows the debt owed by it to PartnerRe Finance B LLC of $496 million in its consolidated balance sheet at December 31, 2020, which is net of the unamortized discount and debt issuance costs. The outstanding principal amount as at December 31, 2020 was $500 million.

(2)
PartnerRe Ireland Finance DAC, the issuer of these senior notes, meets the consolidation requirements under U.S. GAAP. Accordingly, the Company shows the debt owed to third parties of $915 million in its consolidated balance sheet at December 31, 2020, which is net of the unamortized discount and debt issuance costs. The outstanding principal amount as at December 31, 2020 was €750 million.

(3)
PartnerRe Finance II Inc., the issuer of the Capital Efficient Notes, does not meet consolidation requirements under U.S. GAAP. Accordingly, the Company shows the debt owed by it to PartnerRe Finance II Inc. of $70 million in its consolidated balance sheet at December 31, 2020. The Capital Efficient Notes had an aggregate principal amount outstanding as at December 31, 2020 of $62 million.

(4)
As noted in footnote (1), PartnerRe Finance B LLC, the issuer of these junior subordinated notes, does not meet consolidation requirements under U.S. GAAP. PartnerRe Ltd. shows the debt owed by it to PartnerRe Finance B LLC of $494 million in its consolidated balance sheet at December 31, 2020, which is net of the unamortized discount and debt issuance costs. The outstanding principal amount as at December 31, 2020 was $500 million.

DESCRIPTION OF THE SERIES J PREFERRED SHARES
The description of the terms and provisions of the    % Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J, par value $1.00 per share (the “Series J Preferred Shares”), in this prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the Bye-Laws and the Certificate of Designation. A copy of the Bye-Laws is filed as an exhibit to the Annual Report of the Company on Form 20-F for the year ended December 31, 2020, and deemed incorporated into the registration statement of which this prospectus supplement is a part. The Certificate of Designation will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 6-K and, upon filing, will be deemed incorporated into that registration statement. See “Taxation” below for a summary of the taxation of the holders of the Series J Preferred Shares under current law.
General
As of the date of this prospectus supplement, PartnerRe Ltd.’s authorized share capital was $200,000,000 in aggregate par value, consisting of common shares and preferred shares. On such date, PartnerRe Ltd.’s issued and outstanding share capital comprised 100,000,000 common shares, par value $0.00000001 per common share ($1.00 in aggregate par value), held by one shareholder, EXOR Nederland N.V., 258,626 Class B common shares, par value $0.00000001 per Class B common share (less than $1.00 in aggregate par value), held by certain executive officers and directors of PartnerRe Ltd., 6,415,264 shares of our 6.50% Series G Cumulative Redeemable Preferred Shares, $1.00 par value per share and $25.00 liquidation value per share (the “Series G Preferred Shares”) ($6,415,264 in aggregate par value), 11,753,798 shares of our 7.25% Series H Cumulative Redeemable Preferred Shares, par value $1.00 per share and $25.00 liquidation value per share (the “Series H Preferred Shares”) ($11,753,798 in aggregate par value), and 7,320,574 shares of our 5.875% Series I Non-Cumulative Redeemable Preferred Shares, $1.00 par value per share and $25.00 liquidation value per share ($7,320,574 in aggregate par value).
The Certificate of Designation sets forth the specific rights, preferences, limitations and other terms of the Series J Preferred Shares. The Series J Preferred Shares constitute a series of PartnerRe Ltd.’s authorized preferred shares. As of the date of this prospectus supplement, there is no issued class of series of share capital that ranks senior to the Series J Preferred Shares, and the Series J Preferred Shares will rank equally with the Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares with respect to the payment of dividends and the distribution of assets on any liquidation, dissolution or winding-up of PartnerRe Ltd. See “— Ranking” below.
PartnerRe Ltd. will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series J Preferred Shares will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series J Preferred Shares will not have preemptive or subscription rights to acquire more of our capital shares.
The Series J Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of shares or other securities of PartnerRe Ltd. or its subsidiaries, except under the circumstances set forth under “— Substitution or Variation” below. The Series J Preferred Shares have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of PartnerRe Ltd. to redeem, repurchase or retire the Series J Preferred Shares.
In accordance with the Group Supervision Rules with respect to Tier 2 capital, the Series J Preferred Shares are unencumbered, do not contain terms or conditions designed to accelerate or induce the insolvency of PartnerRe Ltd. or any insurance subsidiary thereof and do not give rise to a right of set off against the claims and obligations of PartnerRe Ltd. or any insurance subsidiary thereof to an investor or creditor.

Ranking
The Series J Preferred Shares:
•
will rank senior to the common shares and any other class or series of share capital of PartnerRe Ltd. (including any other fully junior shares (as defined below)) that ranks junior to the Series J Preferred Shares as to either (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd. (the “junior shares”);

•
will rank on a parity with PartnerRe Ltd.’s Series G Cumulative Redeemable Preferred Shares, Series H Cumulative Redeemable Preferred Shares and Series I Non-Cumulative Redeemable Preferred Shares and any other class or series of share capital of PartnerRe Ltd. that ranks on a parity with the Series J Preferred Shares as to both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd.;

•
will rank senior to or on a parity with each other series of preferred shares that PartnerRe Ltd. may issue (except for any senior series that may be issued upon the affirmative vote or consent of the holders of at least 75% of the Series J Preferred Shares at the time outstanding, voting together as a single class with any other series of preferred shares entitled to vote thereon, to the exclusion of all other series of preferred shares, with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of PartnerRe Ltd.); and

•
will be contractually subordinated in right of payment to all obligations of our subsidiaries, including all existing and future policyholders’ obligations of such subsidiaries.

The Series J Preferred Shares will not represent any interest in any subsidiary of PartnerRe Ltd.
As used in this prospectus supplement, our “common shares” means PartnerRe Ltd.’s common shares issued to Exor Nederland N.V., PartnerRe Ltd.’s Class B common shares and any other class or series of common shares of PartnerRe Ltd., now or hereafter issued and outstanding; “fully junior shares” means the common shares and any other class or series of share capital of PartnerRe Ltd. that ranks junior to the Series J Preferred Shares as to both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd. and all references to fully junior shares, junior shares or parity shares include shares now or hereafter issued and outstanding.
As of the date of this prospectus supplement:
•
our junior shares consist solely of PartnerRe Ltd.’s common shares; and

•
our parity shares consist solely of 6,415,264 shares of our Series G Preferred Shares, 11,753,798 shares of our Series H Preferred Shares and 7,320,574 shares of our Series I Preferred Shares.

Dividends
Dividends on the Series J Preferred Shares will be non-cumulative. Consequently, if our Board of Directors or a duly authorized committee of the Board of Directors does not authorize and declare a dividend for any dividend period, holders of the Series J Preferred Shares will not be entitled to receive a dividend for such period, and such undeclared dividend will not accumulate and will not accrue and will not be payable. PartnerRe Ltd. will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our Board of Directors or a duly authorized committee of the Board of Directors has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series J Preferred Shares or any other preferred shares of PartnerRe Ltd. Holders of Series J Preferred Shares will be entitled to receive, only when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, non-cumulative cash dividends from and including the original issue date, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on June 15, 2021, subject to adjustments for business days, as described below. To the extent declared, dividends will be payable in an amount per share equal to    % of the liquidation value per annum (equivalent to $      per share per annum). Assuming an initial issue date of March    , 2021, the dividend for the initial dividend period is expected to be approximately $      per share. In the event that we issue additional Series J Preferred Shares after the original issue date, dividends on such additional

Series J Preferred Shares, to the extent declared, may accrue from and including the original issue date or any other date we specify at the time such additional Series J Preferred Shares are issued.
Dividends, if declared, will be payable to holders of record of the Series J Preferred Shares as they appear on our books on our register of members at 5:00 p.m. (New York City time) on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day and a Bermuda business day. As used in this prospectus supplement, “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close, and “Bermuda business day” means any day other than a day on which commercial banks in Bermuda are authorized or obligated by law, executive order or regulation to close.
A “dividend period” is the period from and including a dividend payment date to, but excluding, the next dividend payment date, except that (i) the initial dividend period will commence on and include the original issue date of the Series J Preferred Shares and will end on, but exclude June 15, 2021, and (ii) the dividend period during which any Series J Preferred Share shall be redeemed will end on and exclude the redemption date with respect to the Series J Preferred Shares being redeemed. If any dividend payment date falls on a day that is not a business day and a Bermuda business day, the payment of those dividends will be made on the first business day that is also a Bermuda business day following such dividend payment date, without accrual to the actual payment date.
Dividends payable on the Series J Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months with respect to a full dividend period, and on the basis of the actual number of days elapsed during the period with respect to a dividend period other than a full dividend period.
So long as any Series J Preferred Shares remain issued and outstanding, unless the full dividend for the last completed dividend period on all issued and outstanding Series J Preferred Shares and all issued and outstanding parity shares has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):
•
no dividend shall be paid or declared on our common shares or any other junior shares or any parity shares (except, in the case of the parity shares, on a pro rata basis with the Series J Preferred Shares as described below), other than a dividend payable solely in our common shares, other fully junior shares or (solely in the case of parity shares) other parity shares, as applicable; and

•
no common shares, other junior shares or parity shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into fully junior shares, or a reclassification of parity shares for or into other parity shares, or the exchange or conversion of one junior share for or into another fully junior share or the exchange or conversion of one parity share for or into another parity share, (ii) through the use of the proceeds of a substantially contemporaneous sale of fully junior shares or (solely in the case of parity shares) other parity shares, as applicable, or (iii) as required by or necessary to fulfill the terms of any employment contract, benefit plan or similar arrangement with or for the benefit of one or more employees, directors or consultants).

When dividends are not paid (or declared and a sum sufficient for the payment thereof has been set aside) in full on any dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Shares, on a dividend payment date falling within the related dividend period for the Series J Preferred Shares) on the Series J Preferred Shares and any parity shares, all dividends declared by our Board of Directors or a duly authorized committee of the Board of Directors on the Series J Preferred Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Shares, on a dividend payment date falling within the related dividend period for the Series J Preferred Shares) shall be declared by the Board of Directors or such committee of the Board of Directors pro rata in accordance with the respective aggregate liquidation values of the Series J Preferred Shares and any parity shares so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series J Preferred Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series J Preferred Shares, on a dividend payment date falling within the related dividend period for the Series J Preferred Shares) bear to each other.
Certain Restrictions on Payment of Dividends
The Bermuda Companies Act 1981, as amended (the “Companies Act”), limits our ability to pay dividends and distributions to shareholders. Under Bermuda law, PartnerRe Ltd. may not lawfully declare or pay a dividend if we have reasonable grounds for believing that PartnerRe Ltd. is, or would after payment of the dividend be, unable to pay its liabilities as they become due, or that the realizable value of PartnerRe Ltd.’s assets would, after payment of the dividend, be less than the aggregate value of its liabilities. Further, as the BMA is our group supervisor for insurance group solvency and reporting requirements, PartnerRe Ltd. will not be able to declare or pay a dividend on the Series J Preferred Shares if we are or, after giving effect to such payment would be, in breach of the Insurance Act, the Companies Act, the Applicable Supervisory Regulations, including the Enhanced Capital Requirement thereunder.
Because PartnerRe Ltd. is a holding company and substantially all of our operations are conducted by our main operating subsidiaries, our ability to meet any ongoing cash requirements and to pay dividends will depend on our ability to obtain cash dividends or other cash payments or obtain loans from these subsidiaries.
Payment of Additional Amounts
We will make all payments on the Series J Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined under “— Optional Redemption — Change in Tax Law” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If we are required to impose a withholding or deduction with respect to payments on the Series J Preferred Shares, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series J Preferred Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that every net payment, after such withholding or deduction (including any such withholding or deduction from such additional amounts), will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.
We will not be required to pay any additional amounts for or on account of:
(a)
any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series J Preferred Shares or any Series J Preferred Shares presented for payment (where presentation is required for payment) more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to holders and notice to that effect shall have been duly given to the holders of the Series J Preferred Shares;

(b)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation value or of any dividends on the Series J Preferred Shares;

(c)
any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series J Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (i) to provide information concerning the nationality, residence or identity of the holder or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement that is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

(d)
any tax, fee, duty, assessment or governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any Treasury Regulations or other administrative guidance thereunder); or

(e)
any combination of items (a), (b), (c), and (d).

In addition, we will not pay additional amounts with respect to any payment on the Series J Preferred Shares to any holder that is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series J Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series J Preferred Shares.
If there is a substantial probability that we or any entity formed by a consolidation, merger or amalgamation (or similar transaction) involving us or the entity to which we convey, transfer or lease substantially all of our properties and assets (a “successor company”) would become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Series J Preferred Shares as described in “— Optional Redemption — Change in Tax Law” in this prospectus supplement.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of PartnerRe Ltd., holders of the Series J Preferred Shares are entitled to receive out of PartnerRe Ltd.’s assets available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors and holders of any class or series of share capital of PartnerRe Ltd., now or hereafter issued and outstanding, that ranks senior to the Series J Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd., if any, but before any distribution of assets is made to holders of our common shares or any other class or series of share capital of PartnerRe Ltd. that ranks junior in the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd., a liquidating distribution in the amount of $25.00 per Series J Preferred Share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to the date of final distribution to such holder.
After payment of the full amount of the distributions to which they are entitled, holders of the Series J Preferred Shares will have no right or claim to any of PartnerRe Ltd.’s remaining assets. In any such distribution, if PartnerRe Ltd.’s assets are not sufficient to pay the liquidation value in full to all holders of the amounts payable to the holders of Series J Preferred Shares and to the holders of PartnerRe Ltd.’s Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares and any other class or series of share capital of PartnerRe Ltd., now or hereafter issued and outstanding, that ranks on a parity with the Series J Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd. (collectively, the “liquidation parity shares”), the holders of Series J Preferred Shares and all holders of any other liquidation parity shares will be paid pro rata in accordance with the respective aggregate liquidation value of those holders, but only to the extent PartnerRe Ltd. has assets available after satisfaction of all liabilities and obligations to creditors and holders of any class or series of share capital of PartnerRe Ltd. that ranks senior to the Series J Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd. In any such distribution, the “liquidation value” of any holder of the Series J Preferred Shares or liquidation parity shares means the amount payable to such holder in such distribution (assuming no limitation on assets available for distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation value has been paid in full to all holders of the Series J Preferred Shares and any holders of liquidation parity shares, the holders of our common shares and any other class or series of share capital of PartnerRe Ltd. that ranks junior in the distribution of assets on any liquidation, dissolution or winding up of the Company shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration, reconstruction, reorganization or other similar transaction involving PartnerRe Ltd. or the sale or transfer of all or substantially all of the shares or the property or business of PartnerRe Ltd. will not be deemed to constitute a liquidation, dissolution or winding-up.
Mandatory Redemption
The Series J Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Holders of the Series J Preferred Shares will have no right to require the redemption or repurchase of the Series J Preferred Shares.
Optional Redemption
Our ability to redeem any of the Series J Preferred Shares will be subject to the limitations described under “— Restrictions on Redemption.” Further, our ability to effect a redemption of the Series J Preferred Shares may be subject to the performance of our subsidiaries. Distributions to us from our insurance subsidiaries will also be subject to applicable insurance laws and regulatory constraints.
Optional redemption on or after March 15, 2026
Except as described below, the Series J Preferred Shares are not redeemable prior to March 15, 2026. On and after that date, we may redeem the Series J Preferred Shares, at our option, in whole or from time to time in part, at a redemption price equal to $25.00 per Series J Preferred Share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date, without interest on such unpaid dividends. Our ability to redeem the Series J Preferred Shares at any time is subject to the certain restrictions. See “―Restrictions on Redemptions” below.
Optional redemption prior to March 15, 2026
We may redeem the Series J Preferred Shares at our option at any time prior to March 15, 2026, in whole but not in part, in any of the circumstances and at the applicable redemption prices set out below; provided that, in each case, in addition to any restrictions on our ability to redeem the Series J Preferred Shares generally, any redemption prior to March 15, 2026 must be approved by the Applicable Supervisor. See “―Restrictions on Redemptions” below.
Voting Event
We may redeem the Series J Preferred Shares at our option at any time prior to March 15, 2026, in whole, but not in part, upon the sending of notice to the common shareholders of a proposal for an amalgamation, merger or any proposal for any other matter than requires, as a result of any changes in Bermuda law after the original issue date of the Series J Preferred Shares, an affirmative vote of the holders of the Series J Preferred Shares at the time issued and outstanding, whether voting as a separate series or together with any other series of Preferred Shares as a single class, at a redemption price of $26.00 per Series J Preferred Share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date, without interest on such unpaid dividends.

Capital Disqualification Event
We may redeem the Series J Preferred Shares at our option at any time prior to March 15, 2026, in whole, but not in part, at any time within 90 days following the occurrence of the date on which we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of the jurisdiction of the Applicable Supervisor that is enacted or becomes effective after the initial issuance of the Series J Preferred Shares; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series J Preferred Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series J Preferred Shares, a “capital disqualification event” (as defined below) has occurred, at a redemption price of $25.00 per Series J Preferred Share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date, without interest on such unpaid dividends.
As used in this prospectus supplement, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).
As used in this prospectus supplement, a “capital disqualification event” has occurred if the Series J Preferred Shares cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of PartnerRe Ltd. or any subsidiary thereof, where capital is subdivided into tiers, as Tier 2 capital securities, under then-applicable capital adequacy regulations imposed upon us by the Applicable Supervisor, which would include, without limitation, our individual and group Enhanced Capital Requirement, except as a result of any applicable limitation on the amount of such capital. For the avoidance of doubt, a “capital disqualification event” shall not be deemed to have occurred so long as the Series J Preferred Shares qualify as Tier 1 or Tier 2 capital securities as described by the Applicable Supervisor.
Change in Tax Law
We may redeem the Series J Preferred Shares at our option at any time prior to March 15, 2026, in whole, but not in part, if as a result of a change in tax law (as defined below) there is, in our reasonable determination, a substantial probability that we or any successor company would be required to pay any additional amounts on the next succeeding dividend payment date with respect to the Series J Preferred Shares and the payment of those additional amounts could not be avoided by the use of any reasonable measures available to us or any successor company (a “tax event”), at a redemption price of $25.00 per Series J Preferred Share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date, without interest on such unpaid dividends.
A “change in tax law” that would trigger the provisions of the preceding paragraph would be (i) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction (as defined below), (ii) a change in the official application or interpretation of those laws, regulations or rulings, (iii) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party or (iv) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (i)-(iv) above occurring after the date of this prospectus supplement; provided that in the case of a relevant taxing jurisdiction other than Bermuda in which a successor company is organized, such change in tax law must occur after the date on which we consolidate, merge or amalgamate (or engage in a similar transaction) with the successor company, or convey, transfer or lease substantially all of our properties and assets to the successor company, as applicable.
As used in this prospectus supplement, a “relevant taxing jurisdiction” is (i) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (ii) any jurisdiction from or through which we or our agent (as applicable) are making payments on the Series J Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (iii) any other jurisdiction in which PartnerRe Ltd. or a successor company is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.
Prior to any redemption upon a tax event, we will be required to deliver to the transfer agent for the Series J Preferred Shares a certificate signed by one of our officers confirming that a tax event has occurred and is continuing (as reasonably determined by us).
Rating Agency Event
We may redeem the Series J Preferred Shares at our option at any time prior to March 15, 2026, in whole, but not in part, if within 90 days after any nationally recognized statistical rating organization amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series J Preferred Shares, which amendment, clarification or change results in a rating agency event (as defined below), at a redemption price equal to $25.50 per Series J Preferred Share, plus declared and unpaid dividends, if any, without regard to any undeclared dividends, to, but excluding, the redemption date, without interest on such unpaid dividends.
As used in this prospectus supplement, a “rating agency event” has occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series J Preferred Shares, which amendment, clarification or change results in:
•
the shortening of the length of time the Series J Preferred Shares are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series J Preferred Shares; or

•
the lowering of the equity credit (including up to a lesser amount) assigned to the Series J Preferred Shares by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series J Preferred Shares.

Restrictions on Redemptions
The Series J Preferred Shares are not redeemable at any time, unless (1) we have sufficient funds in order to meet the Enhanced Capital Requirement or (2) we replace the capital represented by Series J Preferred Shares to be redeemed with capital having equal or better capital treatment as the Series J Preferred Shares under the Applicable Supervisory Regulations (the conditions described in clauses (1) and (2), the “Redemption Requirements”).
The Series J Preferred Shares are not redeemable prior to March 15, 2026, except to the extent that one or more of the Redemption Requirements is satisfied, the Applicable Supervisor approves the redemption and the redemption is undertaken only in specified circumstances relating to certain voting, regulatory, rating agency or tax events set out above in “— Optional redemption prior to March 15, 2026”.
As used herein:
“Applicable Supervisor” means the BMA or, should the BMA no longer have jurisdiction or responsibility to regulate PartnerRe Ltd. or the Insurance Group, as the context requires, a regulator that administers the Applicable Supervisory Regulations.
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to PartnerRe Ltd. or the Insurance Group and which shall initially mean the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time (the “Group Rules”) until such time when the BMA no longer has jurisdiction or responsibility to regulate PartnerRe Ltd. or the Insurance Group.
“BMA” means the Bermuda Monetary Authority.

“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act, or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to PartnerRe Ltd. or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Insurance Act” means the Bermuda Insurance Act 1978 and related regulations, as amended or replaced from time to time.
“Insurance Group” means all subsidiaries of PartnerRe Ltd. that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations. For the avoidance of doubt, Insurance Group refers to all such regulated insurance or reinsurance subsidiaries or other entities, on a collective basis, of which the Applicable Supervisor is the group supervisor.
In addition, at any time, our ability to redeem the Series J Preferred Shares is subject to any applicable provisions of the Companies Act and therefore may be restricted under Bermuda law. As of the date of this prospectus supplement, Bermuda law provides that:
•
the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to (a) funds otherwise available for dividends or distributions or (b) out of the company’s share premium account before the redemption date;

•
no redemption may be made by us if there are reasonable grounds for believing that PartnerRe Ltd. is, or would after the payment be, unable to pay its liabilities as they become due; or that we are or would after such payment be in breach of the Insurance Act, the Group Rules, including the Enhanced Capital Requirement, or under such other Applicable Supervisory Regulations; and

•
if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than its liabilities.

Procedures for Redemption
The redemption price for any Series J Preferred Shares shall be payable on the redemption date to the holders of such shares against book-entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “— Dividends” above.
Prior to delivering any notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Series J Preferred Shares, and stating that there are reasonable grounds for believing that PartnerRe Ltd. is and after the redemption will be, able to pay its liabilities as they become due and that the redemption will not cause PartnerRe Ltd. to breach any provision of applicable Bermuda law or regulation.

If any Series J Preferred Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series J Preferred Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series J Preferred Shares are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of Series J Preferred Shares to be redeemed and, if less than all of the Series J Preferred Shares are to be redeemed, the number of such Series J Preferred Shares to be redeemed from such holder;

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the redemption price; and

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that the shares should be delivered via book-entry transfer or the place or places where holders may surrender certificates evidencing the Series J Preferred Shares for payment of the redemption price.

If notice of redemption of any Series J Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series J Preferred Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Series J Preferred Shares, such Series J Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Series J Preferred Shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the Series J Preferred Shares at the time outstanding, the Series J Preferred Shares to be redeemed shall be selected either pro rata or by lot.
Substitution or Variation
At any time following a tax event or at any time following a capital disqualification event, we may, without the consent of any holders of the Series J Preferred Shares, vary the terms of the Series J Preferred Shares such that they remain securities, or exchange the Series J Preferred Shares with new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor company would be required to pay any additional amounts with respect to the Series J Preferred Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, would cause the Series J Preferred Shares to cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise) as at least Tier 2 capital, where capital is subdivided into tiers, or its equivalent under then-applicable capital adequacy regulations imposed upon us by the Applicable Supervisor, including the Enhanced Capital Requirement under the Applicable Supervisory Regulations, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of PartnerRe Ltd. or any subsidiary thereof. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series J Preferred Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of, the Series J Preferred Shares, reduce the liquidation value thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Series J Preferred Shares, or change the foregoing list of items that may not be so amended as part of such substitution or variation. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designation), but unpaid with respect to such holder’s securities.
Prior to any substitution or variation, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners of the Series J Preferred Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such substitution or variation and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such substitution or variation not occurred.

Any substitution or variation of the Series J Preferred Shares described above will be made after notice is given to the holders of the Series J Preferred Shares not less than 30 days nor more than 60 days prior to the date fixed for substitution or variation, as applicable.
Voting Rights
Except as described below, the Series J Preferred Shares will have no voting rights. Whenever dividends have not been declared and paid on the Series J Preferred Shares or any class or series of non-cumulative parity shares in an amount equivalent to dividends for six full dividend periods (whether or not consecutive), then, immediately upon the happening of such event, the holders of the Series J Preferred Shares, together with the holders of shares of every class or series of non-cumulative parity shares (all such other classes or series, the “voting preferred shares”), voting as a single class regardless of class or series, will have the right to elect two directors to our Board of Directors. Whenever dividends on the Series J Preferred Shares and the non-cumulative parity shares then issued and outstanding have been paid in full, or declared and sufficient funds have been set apart for payment, for at least four consecutive dividend periods, then the right of holders of the Series J Preferred Shares and the non-cumulative parity shares to be represented by directors will cease (but subject always to the same provision for the vesting of such rights in the case of any future non-payments in an amount equivalent to dividends for six full dividend periods), and the terms of office of the additional directors elected to our Board of Directors will immediately terminate.
Holders of cumulative shares are entitled to two separate additional directors whenever dividends have not been declared and paid on such cumulative shares in an amount equivalent to dividends for six full dividend periods (whether or not consecutive) in accordance with the terms of the respective Certificates of Designation for such cumulative shares. Unlike the additional directors for the non-cumulative shares, the terms of office of the additional directors elected by holders of cumulative shares will cease whenever all arrearages in dividends on such cumulative shares then outstanding will have been paid and dividends thereon for the then-current quarterly dividend period will have been declared and paid or declared and set apart for payment. Although the Series J Preferred Shares are parity shares with respect to the cumulative shares, and notwithstanding any provision of the Certificate of Designation of any series of cumulative shares, holders of the Series J Preferred Shares will not be entitled to vote with the holders of the cumulative shares for the election of additional directors in circumstances where the holders of cumulative shares are entitled to do so.
In the event that PartnerRe Ltd. were to merge or amalgamate with another company, the holders of the Series J Preferred Shares would be entitled to vote on such merger or amalgamation together with all other holders of PartnerRe Ltd.’s share capital pursuant to the Companies Act 1981 of Bermuda, as amended, as set out in the Certificate of Designation; provided that, on any matter on which the holders of Series J Preferred Shares are entitled to vote together with the holders of common shares of PartnerRe Ltd., whether with holders of all other classes of PartnerRe Ltd.’s share capital or otherwise, each Series J Preferred Share shall entitle the holder thereof to a vote that is equal to 1/1,000th the vote of each common share. As a result, the holders of the Series J Preferred Shares would also be entitled to 1/1,000th the vote of each parity share that has the same voting power as the holders of common shares on such matters, such as our Series G, H and I Preferred Shares. In addition, notwithstanding the foregoing, the holders of the Series J Preferred Shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such Series J Preferred Shares.
In addition, except as set forth above under “— Substitution or Variation,” without the written consent, or the sanction of a resolution passed at a separate meeting, of the holders of at least 75% of the Series J Preferred Shares at the time issued and outstanding, voting together as a single class with any other series of PartnerRe Ltd.’s preferred shares entitled to vote thereon, to the exclusion of all other series of PartnerRe Ltd.’s preferred shares, we may not (i) make any amendment or alteration to, or repeal, any of the provisions of our Memorandum of Association, Bye-Laws or the Certificate of Designation that would vary the rights, preferences or voting powers of the holders of the Series J Preferred Shares, provided, however, that any action to authorize or create, or to increase the authorized amount of, any class or series of share capital of PartnerRe Ltd. that does not rank senior to the Series J Preferred Shares in either the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of PartnerRe Ltd. shall not be deemed to vary the rights, preferences or voting powers of the holders of Series J Preferred Shares;

(ii) authorize any amalgamation, consolidation, merger or statutory share exchange that affects the Series J Preferred Shares, unless in each such case each Series J Preferred Share will remain issued and outstanding with no variation in its rights, preferences or voting powers or will be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series J Preferred Share; or (iii) authorize any creation or increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking senior to the Series J Preferred Shares in payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company.
We may create and issue additional classes or series of parity shares and fully junior shares without the consent of any holder of the Series J Preferred Shares. The holders of the Series J Preferred Shares are not entitled to vote on any sale of all or substantially all of PartnerRe Ltd.’s assets.
Without the consent of the holders of the Series J Preferred Shares, so long as such action does not vary the rights, preferences, privileges and voting powers, of the Series J Preferred Shares, PartnerRe Ltd. may, by resolution, amend, alter, supplement or repeal any terms of the Series J Preferred Shares:
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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designation that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series J Preferred Shares that is not inconsistent with the provisions of the Certificate of Designation.

Except as set out above, for purposes of any other vote by the holders of the Series J Preferred Shares, each Series J Preferred Share will have one (1) vote per share, except that when any class or series of voting preferred shares will have the right to vote with the Series J Preferred Shares as a single class on any matter, then the Series J Preferred Shares and such class or series of voting preferred shares will have with respect to such matters one (1) vote per $25.00 of stated liquidation value.
Except as otherwise required by applicable law or as set our herein, the Series J Preferred Shares will not have any other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any action by PartnerRe Ltd. In addition, the foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding Series J Preferred Shares have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series J Preferred Shares to effect the redemption unless in the case of a vote or consent required to authorize senior shares if all outstanding Series J Preferred Shares are being redeemed with the proceeds from the sale of the shares to be authorized.
Conversion
Our Series J Preferred Shares are not convertible or exchangeable for any of our other securities, except under the circumstances set forth under “— Substitution or Variation” above.
Listing of the Series J Preferred Shares
We intend to file an application to have the Series J Preferred Shares approved for listing on the NYSE under the symbol “PRE PR J.” If the application is approved, trading is expected to commence within 30 days after the initial delivery of the Series J Preferred Shares.
Transfer Agent, Registrar and Dividend Disbursing Agent
Computershare Trust Company, N.A. will be the transfer agent, registrar and dividend disbursing agent for the Series J Preferred Shares.
Limitations on Transfer and Ownership
The Series J Preferred Shares will be subject to the limitations on transfer and ownership contained in our Bye Laws. Our Bye-Laws provide that, subject to waiver by our Board of Directors, no person (other than EXOR Nederland N.V., a naamloze vennotschap organized under the laws of Kingdom of the

Netherlands, and each of its affiliates that becomes a shareholder of the Company and each of their respective successors) may acquire ownership of PartnerRe Ltd.’s shares, including Series J Preferred Shares, if such purchase would result in (1) such person owning or controlling more than 9.9% of our outstanding shares (as determined by value) or (2) such person becoming a holder of more than 9.9% of the total combined voting power of all classes of PartnerRe Ltd.’s shares entitled to vote at a general meeting of our shareholders or in any other circumstance in which our shareholders are entitled to vote (a “Ten Percent Shareholder”). A transferee will be permitted to dispose of any shares purchased which violate the restriction and as to the transfer of which registration is refused. In addition, in the event we become aware of such ownership, we may reduce the voting rights with respect to any of PartnerRe Ltd.’s shares owned or controlled by such person to the extent necessary to limit the voting power held by such person to 9.9% in the aggregate. The voting rights with respect to all shares held by such person in excess of the 9.9% limitation will be allocated to the other holders of shares, pro rata based on the number of shares held by all such other holders of shares, subject only to the further limitation that no shareholder allocated such voting rights may exceed the 9.9% limitation as a result of such allocation. For these purposes, references to “ownership” or “control” of PartnerRe Ltd.’s shares mean “ownership” within the meaning of Section 958 of the Internal Revenue Code and Section 13(d)(3) of the Exchange Act. Our Bye-Laws provide for additional limitations on transfer and ownership of our share capital.

BOOK-ENTRY PROCEDURES
The Series J Preferred Shares will be issued in book-entry form through DTC. The Series J Preferred Shares will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. The Series J Preferred Shares will be accepted for clearance by DTC. Beneficial interests in the Series J Preferred Shares will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the Series J Preferred Shares will receive all payments relating to their shares in U.S. dollars. If we elect to issue global certificates for the Series J Preferred Shares held through DTC, they will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Series J Preferred Shares held through DTC.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants, and it facilitates the settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers (including agents), banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.
Payments with respect to the Series J Preferred Shares and all transfers and deliveries of the Series J Preferred Shares will be made to DTC or its nominee, as the case may be, as the registered holder of the Series J Preferred Shares. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
To facilitate subsequent transfers, the Series J Preferred Shares deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Series J Preferred Shares with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Series J Preferred Shares; DTC’s records reflect only the identity of the direct participants to whose accounts the Series J Preferred Shares are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Series J Preferred Shares unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Series J Preferred Shares are credited on the record date (identified in a listing attached to the omnibus proxy).
DTC may discontinue providing its services as securities depositary with respect to the Series J Preferred Shares at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, or if DTC ceases to be registered as a clearing agency under the Exchange Act, in the event that a successor securities depositary is not obtained within 90 days, we will either print and deliver certificates for the Series J Preferred Shares or provide for the direct registration of the Series J Preferred Shares with the transfer agent. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Series J Preferred Shares will be printed and delivered to DTC or we will provide for the direct registration of the Series J Preferred Shares with the transfer agent.
If DTC or its nominee is the registered owners of the Series J Preferred Shares, the following provisions of apply. If and as long as DTC or its nominee is the registered owner of the Series J Preferred Shares, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Series J Preferred Shares for all purposes under the instruments governing the rights and obligations of holders of the Series J Preferred Shares. Except in the limited circumstances referred to above, owners of beneficial interests in the Series J Preferred Shares:
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will not be entitled to have such Series J Preferred Shares registered in their names;

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will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in the Series J Preferred Shares; and

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will not be considered to be owners or holders of the Series J Preferred Shares for any purpose under the instruments governing the rights and obligations of holders of the Series J Preferred Shares.

Payments with respect to the Series J Preferred Shares and all transfers and deliveries of the Series J Preferred Shares will be made to DTC or its nominee, as the case may be, as the registered holder of the Series J Preferred Shares. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
Ownership of beneficial interests in the Series J Preferred Shares will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the Series J Preferred Shares will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in the Series J Preferred Shares may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the Series J Preferred Shares, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.
Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Series J Preferred Shares among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.
Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the Series J Preferred Shares to pledge the Series J Preferred Shares to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the Series J Preferred Shares.
DTC has advised us that it will take any action permitted to be taken by a registered holder of the Series J Preferred Shares only at the direction of one or more participants to whose accounts with DTC the Series J Preferred Shares are credited.
The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.
Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (the “U.S. Depositaries”), which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Distributions with respect to the Series J Preferred Shares held beneficially through Clearstream or Euroclear will be credited to cash accounts of their participants in accordance with Clearstream’s or Euroclear’s rules and procedures, to the extent received by the applicable U.S. Depositary.
Cross-market transfers between DTC’s participating organizations, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Series J Preferred Shares in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear or Clearstream participant purchasing an interest in the Series J Preferred Shares from a DTC participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in the Series J Preferred Shares by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.
None of us or any of the underwriters will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

TAX CONSIDERATIONS
Material United States Federal Income Tax Considerations
This section describes the material U.S. federal income tax consequences of owning Series J Preferred Shares. It applies to you only if you acquire your Series J Preferred Shares in this offering and you hold your Series J Preferred Shares as capital assets for tax purposes. This discussion addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:
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a dealer in securities,

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a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

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a tax-exempt organization,

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a life insurance company,

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a person that actually or constructively owns 10% or more of the combined voting power of our voting stock or of the total value of our stock,

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a person that holds Series J Preferred Shares as part of a straddle or a hedging or conversion transaction,

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a person that purchases or sells Series J Preferred Shares as part of a wash sale for tax purposes, or

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a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. There is currently no comprehensive income tax treaty between the United States and Bermuda.
If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the Series J Preferred Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series J Preferred Shares should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Series J Preferred Shares.
You are a U.S. holder if you are a beneficial owner of Series J Preferred Shares and you are, for U.S. federal income tax purposes:
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a citizen or resident of the United States,

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a domestic corporation,

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an estate whose income is subject to U.S. federal income tax regardless of its source, or

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a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of Series J Preferred Shares that is not a U.S. holder and is not a partnership for U.S. federal income tax purposes.
You should consult your own tax advisor regarding the U.S. federal, state and local tax consequences of owning and disposing of the Series J Preferred Shares in your particular circumstances.
U.S. Holders
The discussion in this subsection only applies to you if you are a U.S. holder of Series J Preferred Shares.

The tax treatment of your Series J Preferred Shares will depend in part on whether or not we are classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Except as discussed below under “— PFIC Rules”, this discussion assumes that we are not classified as a PFIC for U.S. federal income tax purposes.
Distributions.   The gross amount of any distribution we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), other than certain pro-rata distributions of our shares, will be treated as a dividend that is subject to U.S. federal income taxation. If you are a noncorporate U.S. holder, dividends on the Series J Preferred Shares that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the Series J Preferred Shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the Series J Preferred Shares generally will be qualified dividend income provided that, in the year that you receive the dividend, the Series J Preferred Shares are readily tradable on an established securities market in the United States. The Series J Preferred Shares will be listed on the NYSE and we therefore expect that dividends on the Series J Preferred Shares will be qualified dividend income.
Dividends on the Series J Preferred Shares will be taxable to you when you receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Series J Preferred Shares and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.
Dividends on the Series J Preferred Shares will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you.
Sale or Redemption.   You will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other disposition of the Series J Preferred Shares equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Series J Preferred Shares so disposed. The capital gain or loss will be long-term capital gain or loss if your holding period for the Series J Preferred Shares exceeds one year at the time of disposition. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
A redemption of Series J Preferred Shares will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a “complete termination” of your Series J Preferred Shares and any other equity interest that you hold in the Company (within the meaning of section 302(b)(3) of the Internal Revenue Code) or (ii) is “not essentially equivalent to a dividend” (within the meaning of section 302(b)(1) of the Internal Revenue Code). In determining whether either of these tests has been met with respect to the redemption of the Series J Preferred Shares, you may be required to take into account not only the Series J Preferred Shares and other equity interests in the Company that you actually own but also other equity interests in the Company that you constructively own within the meaning of section 318 of the Internal Revenue Code. If you own (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and exercise no control over the Company’s corporate affairs, you will generally be entitled to sale or exchange treatment on a redemption of the Series J Preferred Shares if you experience a reduction in your equity interest in the Company (taking into account any constructively owned equity interests) as a result of the redemption. If you meet none of the alternative tests of section 302(b) of the Internal Revenue Code, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders — Distributions.” Because the determination as to whether any of the alternative tests of section 302(b) of the Internal Revenue Code is satisfied with respect to any particular holder of the

Series J Preferred Shares will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the tax treatment of a redemption of Series J Preferred Shares.
In the event that a redemption payment is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash you receive without any offset for your tax basis in the Series J Preferred Shares. Any tax basis in the redeemed Series J Preferred Shares should be transferred to your remaining equity interests in the Company. If you have no remaining equity interests in the Company, your basis could, under certain circumstances, be transferred to any remaining equity interests in the Company that are held by a person related to you, or the basis could be lost entirely.
PFIC Rules.   In general, we will be a PFIC with respect to you if, for any taxable year in which you hold the Series J Preferred Shares, either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income (including cash). To the extent we own (directly or indirectly) at least 25% (by value) of the stock of another corporation, for the purpose of determining whether we are a PFIC, we are treated as if we hold our proportionate share of the assets and earn our proportionate share of the income of such corporation.
The Internal Revenue Code provides for special rules under which income that would otherwise be treated as passive income that is derived in the active conduct of an insurance business by a “qualifying insurance corporation” will be treated as active income for purposes of the PFIC rules. We believe that under these rules at least a significant majority of the income that our subsidiaries recognize should be treated as active income for PFIC purposes and that at least a significant majority of the assets that our subsidiaries hold should be treated as producing active income for PFIC purposes. Accordingly, we believe that we should not currently be classified as a PFIC for tax purposes. However, the determination as to whether the assets and income of our subsidiaries should be treated as active income and assets for PFIC purposes is based on a number of technical tests, and it is therefore possible that we may be classified as a PFIC in future taxable years, in which case U.S. holders of the Series J Preferred Shares would be subject to the adverse tax consequences described below.
If we are treated as a PFIC, and you are a U.S. holder that did not make a mark-to-market election, as described below, you will generally be subject to special rules with respect to:
•
any gain you realize on the sale or other disposition of your Series J Preferred Shares and

•
any excess distribution that we make to you (generally, any distributions to you during a single taxable year, other than the taxable year in which your holding period in the Series J Preferred Shares begins, that are greater than 125% of the average annual distributions received by you in respect of the Series J Preferred Shares during the three preceding taxable years or, if shorter, your holding period for the Series J Preferred Shares that preceded the taxable year in which you receive the distribution).

Under these rules:
•
the gain or excess distribution will be allocated ratably over your holding period for the Series J Preferred Shares,

•
the amount allocated to the taxable year in which you realized the gain or excess distribution or to prior years before the first year in which we were a PFIC with respect to you will be taxed as ordinary income,

•
the amount allocated to each other prior year will be taxed at the highest tax rate in effect for that year, and

•
the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC. Your Series J Preferred Shares will generally be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your Series J Preferred Shares, even if we are not currently a PFIC.

If we are a PFIC for any taxable year, to the extent any of our subsidiaries are also PFICs, you will generally be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by us in the proportion which the value of the Series J Preferred Shares you own bears to the value of all of our equity interests, and you will generally be subject to the tax consequences described above (and the Form 8621 reporting requirement described below) with respect to the shares of such lower-tier PFIC you would be deemed to own. As a result, if we receive a distribution from any lower-tier PFIC or sell shares in a lower-tier PFIC, you will generally be subject to tax under the excess distribution rules described above in the same manner as if you had held your proportionate share of the lower-tier PFIC stock directly, even if we do not distribute such amounts to you. However, if you are treated as receiving an excess distribution in respect of a lower-tier PFIC, you would increase your tax basis in your Series J Preferred Shares by the amount of such distribution. In addition, if we distribute such amount to you with respect to your Series J Preferred Shares, you would not include the distribution in income but you would rather reduce your tax basis in your Series J Preferred Shares by the amount of the distribution.
If we are a PFIC in a taxable year and our Series J Preferred Shares are treated as “marketable stock” in such year, you may make a mark-to-market election with respect to your Series J Preferred Shares. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your Series J Preferred Shares at the end of the taxable year over your adjusted basis in your Series J Preferred Shares. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your Series J Preferred Shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the Series J Preferred Shares will be adjusted to reflect any such income or loss amounts. Any gain that you recognize on the sale or other disposition of your Series J Preferred Shares would be ordinary income and any loss would be an ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election and, thereafter, a capital loss. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs we own, you would continue to be subject to the excess distribution rules (and corresponding basis adjustments, as discussed above) with respect to any of our subsidiaries that are PFICs, any distributions we receive from a subsidiary that is a PFIC, and any gain we recognize upon a sale of shares of a subsidiary that is a PFIC, even if you make a mark-to-market election with respect to your Series J Preferred Shares. The interaction of the mark-to-market rules and the rules governing lower-tier PFICs is complex and uncertain, and you should therefore consult your own tax advisor regarding the application of such rules to your ownership of the Series J Preferred Shares.
In addition, notwithstanding any election you make with regard to the Series J Preferred Shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the preferential rates applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for U.S. federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.
If you own Series J Preferred Shares during any year that we are a PFIC with respect to you, you may be required to file Internal Revenue Service (“IRS”) Form 8621.
Shareholder Reporting.   A U.S. holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with its tax return. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Significant penalties may apply for failing to satisfy this filing requirement. U.S. holders are urged to contact their tax advisors regarding the application of this filing requirement to their ownership of Series J Preferred Shares.

Non-U.S. Holders
Distributions.   If you are a non-U.S. holder, dividends paid to you in respect of Series J Preferred Shares will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Sale or Redemption.   If you are a non-U.S. holder, you will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of your Series J Preferred Shares unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis, or

•
you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
A payment made to you in redemption of the Series J Preferred Shares may be treated as a distribution, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders — Sale or Redemption,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders — Distributions.”
Backup Withholding and Information Reporting
If you are a noncorporate U.S. holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of Series J Preferred Shares effected at a U.S. office of a broker.
Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-U.S. payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of Series J Preferred Shares effected at a U.S. office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a U.S. person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of Series J Preferred Shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Material Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or applicable to PartnerRe Ltd.’s operations, shares, debentures or other obligations. PartnerRe Ltd. has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to PartnerRe Ltd. or to any of its operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by PartnerRe Ltd. in respect of real property owned or leased by it in Bermuda.

UNDERWRITING (CONFLICTS OF INTEREST)
BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters in this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, severally and not jointly, and the issuer has agreed to sell to that underwriter, the number of Series J Preferred Shares set forth opposite the underwriter’s name below.
Underwriter	Number of Series J Preferred Shares
BofA Securities, Inc.
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Series J Preferred Shares being offered, if any are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters are offering the Series J Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and satisfaction of other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriters propose to offer the Series J Preferred Shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Series J Preferred Shares to dealers at the public offering price less a concession not to exceed $      per Series J Preferred Share sold to retail investors, or not in excess of $      per share sold to institutional investors. The underwriters may allow, and dealers may reallow, a concession to other dealers not to exceed $      per Series J Preferred Share sold to retail investors or not in excess of $      per share sold to institutional investors. If all of the Series J Preferred Shares are not sold at the price to the public, the representatives may change the public offering price and concessions. The offering of the Series J Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the per Series J Preferred Share and total underwriting discount to be paid to the underwriters by PartnerRe Ltd.
	Per Share	Total
Public Offering Price(1)	%	$
Underwriting Discount(2)	%	$
Proceeds to the issuer (before expenses)(3)	%	$

Assumes no exercise of the underwriters’ over-allotment option described below.
(1)
The public offering price set forth above does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be March    , 2021.

(2)
The underwriting discount is calculated using a weighted average amount of $      per Series J Preferred Share for retail orders and $      per Series J Preferred Share for institutional orders.

(3)
The proceeds per Series J Preferred Share, before expenses, to us are calculated using a weighted average underwriting discount for retail and institutional orders.

The underwriters may also purchase from us up to an additional                 Series J Preferred Shares at the public offering price, less the underwriting discount payable by us, within 30 days from the date of this prospectus supplement.
We have agreed with the underwriters not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Series J Preferred Shares or any securities convertible into the Series J Preferred Shares for 30 days following the date of the underwriting agreement without the prior written consent of the representatives.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
In connection with the offering, the underwriters may purchase and sell Series J Preferred Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of Series J Preferred Shares than they are required to purchase in the offering.

•
Covering transactions involve purchases of Series J Preferred Shares in the open market after the distribution has been completed in order to cover short positions.

•
Stabilizing transactions involve bids to purchase Series J Preferred Shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Series J Preferred Shares. They may also cause the price of the Series J Preferred Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Other Relationships
Certain of the underwriters have performed commercial banking, investment banking and financial advisory services for PartnerRe and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of customers, and such investment and securities activities may involve securities and/or instruments of PartnerRe or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates including potentially the Series J Preferred Shares. Any such credit default swaps or short positions could adversely affect future trading prices of the Series J Preferred Shares. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
As described in “Use of Proceeds” in this prospectus supplement, we intend to use the net proceeds of this offering for general corporate purposes, which may include the redemption or repurchase in part of PartnerRe Ltd.’s outstanding preferred shares. Certain of the underwriters (or their affiliates or associated persons) are holders of PartnerRe Ltd.’s outstanding preferred shares and would receive a portion of the proceeds from this offering, if the proceeds were used for the redemption or repurchase of such preferred shares, as a result of the redemption or repurchase of PartnerRe Ltd.’s outstanding preferred shares. If any one underwriter, together with its affiliates and associated persons, were to receive 5% or more of the net proceeds of the redemption or repurchase of PartnerRe Ltd.’s outstanding preferred shares, such underwriter would be deemed to have a “conflict of interest” with PartnerRe Ltd. in regard to this offering under Rule 5121 of the FINRA. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. No underwriter with a “conflict of interest” under FINRA Rule 5121 will confirm sales to any discretionary accounts without receiving specific written approval from the account holder. A QIU is not necessary for this offering pursuant to FINRA Rule 5121(a)(1)(C). See “Use of Proceeds” in this prospectus supplement.
None of the underwriters with a Rule 5121 conflict of interest will sell the Series J Preferred Shares to an account over which it exercises discretion without the express approval of the account holder.
Delivery of the Series J Preferred Shares
We expect that delivery of the Series J Preferred Shares will be made against payment therefor on or about                 , 2021, which will be the           business day (T+           ) following the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to any such trade expressly agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the Series J Preferred Shares will not be made on a T+2 basis, investors who wish to trade the Series J Preferred Shares before their delivery hereunder may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The Series J Preferred Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Series J Preferred Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Series J Preferred Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Series J Preferred Shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Series J Preferred Shares. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The Series J Preferred Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of

Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Series J Preferred Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Series J Preferred Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Series J Preferred Shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the Series J Preferred Shares. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Series J Preferred Shares described herein. The Series J Preferred Shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Series J Preferred Shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Series J Preferred Shares may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Series J Preferred Shares or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Series J Preferred Shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Series J Preferred Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Series J Preferred Shares.
Notice to Prospective Investors in Canada
The Series J Preferred Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series J Preferred Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in People’s Republic of China
The underwriters will be required to represent and agree that the Series J Preferred Shares are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.
This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Series J Preferred Shares in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.
The Series J Preferred Shares may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.
Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.
Notice to Prospective Investors in Hong Kong
No underwriter nor any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, the Series J Preferred Shares other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Series J Preferred Shares that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The Series J Preferred Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the Series J Preferred Shares directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Republic of Korea
The Series J Preferred Shares have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the bonds have been and will be offered in Korea as a private placement under the FSCMA. None of the Series J Preferred Shares may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the bonds shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the bonds.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series J Preferred Shares may not be circulated or distributed, nor may the Series J Preferred Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Series J Preferred Shares are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Series J Preferred Shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Series J Preferred Shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The Series J Preferred Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Series J Preferred Shares in Taiwan.
Notice to Prospective Investors in United Arab Emirates
This prospectus supplement and the accompanying base prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).
This prospectus supplement and the accompanying base prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Series J Preferred Shares have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the Series J Preferred Shares has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Series J Preferred Shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Series J Preferred Shares without disclosure to investors under Chapter 6D of the Corporations Act.
The Series J Preferred Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series J Preferred Shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

EXPENSES OF THE OFFERING
The estimated expenses of this offering, other than underwriting discount, are as follows. All the amounts shown are estimates except for the Registration Statement filing fee.
Registration Statement filing fee*		$169,680
Legal fees and expenses
Accounting fees and expenses
Printing costs
Miscellaneous
Total	$

*
Previously paid in connection with the filing of the Registration Statement in respect of a maximum aggregate offering price of $1,400,000,000 of securities of PartnerRe Ltd., PartnerRe Finance B LLC and PartnerRe Finance C LLC. After giving effect to the offering of the Series J Preferred Shares, securities with an aggregate offering price of $      will have been offered under the Registration Statement.

VALIDITY OF THE PREFERRED SHARES
Certain legal matters with respect to this offering, including the validity of the Series J Preferred Shares offered hereby under Bermuda law, will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters relating to this offering will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, New York, New York. Willkie Farr & Gallagher LLP provides, and may provide in the future, legal services to PartnerRe Ltd. and its subsidiaries for which Willkie Farr & Gallagher LLP has received and may continue to receive customary fees.
EXPERTS
The consolidated financial statements of PartnerRe appearing in PartnerRe’s Annual Report on Form 20-F for the year ended December 31, 2020 (including schedules appearing therein) have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to our debt securities. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.
PartnerRe is subject to the informational requirements of the Exchange Act as a foreign private issuer. Accordingly, PartnerRe files annual reports and other reports with the SEC.
The SEC allows us to “incorporate by reference” the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents subsequently filed by PartnerRe pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, we incorporate by reference the following document filed prior to the date of this prospectus supplement:
•
PartnerRe’s Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on February 25, 2021.

You may request free copies of these filings by writing or telephoning us at the following address:
90 Pitts Bay Road
Pembroke HM 08
Bermuda
Attention: Legal and Compliance
Telephone: (441) 292-0888
Fax: (441) 292-3060
Our filings with the SEC are also available from the SEC’s Web Site at http://www.sec.gov. PartnerRe Ltd.’s Series G Preferred Shares, Series H Preferred Shares and Series I Preferred Shares are listed on the New York Stock Exchange and PartnerRe’s reports can also be inspected at their offices at 20 Broad Street, 17th Floor, New York, New York 10005. For information on obtaining copies of PartnerRe’s public filings at the New York Stock Exchange, please call (212) 656-5060.
We maintain a website at www.partnerre.com. We make available, free of charge through our website, our financial information, including the information contained in our Annual Reports on Form 20-F, Current Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
$1,400,000,000
PartnerRe Ltd.
Preferred Shares
Debt Securities
PartnerRe Finance B LLC
PartnerRe Finance C LLC
Debt Securities
Fully and Unconditionally Guaranteed by
PartnerRe Ltd.
PartnerRe Ltd. may offer and sell from time to time preferred shares and senior or subordinated debt securities. PartnerRe Finance B LLC and PartnerRe Finance C LLC may offer and sell from time to time senior or subordinated debt securities which will be fully and unconditionally guaranteed by PartnerRe Ltd. PartnerRe Ltd., PartnerRe Finance B LLC and PartnerRe Finance C LLC may sell any combination of the securities in one or more offerings up to an aggregate maximum offering price of $1,400,000,000. The specific terms of these securities will be provided in supplements to this prospectus.
PartnerRe Ltd., PartnerRe Finance B LLC and PartnerRe Finance C LLC may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.
You should read this prospectus and any supplement to this prospectus carefully before you invest. This prospectus may not be used to confirm sales of any securities unless it is attached to a prospectus supplement.
There is no public trading market for the securities that may be offered hereby.
INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 5 AND ANY RISK FACTORS INCLUDED IN, OR INCORPORATED BY REFERENCE INTO, AN ACCOMPANYING PROSPECTUS SUPPLEMENT.
NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE BERMUDA MONETARY AUTHORITY OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Except as expressly provided in an underwriting agreement, no securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any securities offered hereby. The date of this prospectus is June 6, 2019.

None of us, PartnerRe Finance B LLC and PartnerRe Finance C LLC have authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying supplement to this prospectus. None of us, PartnerRe Finance B LLC and PartnerRe Finance C LLC take any responsibility for, nor can any such persons provide any assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus and any supplement to this prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus or a supplement are delivered or sale pursuant to this prospectus or a supplement is made, we are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we and the PRE Finance Subsidiaries (defined below) have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, relating to the preferred shares, debt securities and guarantees described in this prospectus. This means:
•
we and the PRE Finance Subsidiaries may issue any combination of securities covered by this prospectus from time to time, up to an aggregate offering price of $1,400,000,000;

•
a prospectus supplement will be provided each time securities are offered pursuant to this prospectus; and

•
the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities that we and the PRE Finance Subsidiaries may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us, the PRE Finance Subsidiaries, and the offered securities, please refer to the registration statement. Each time we or any PRE Finance Subsidiary sells securities, a prospectus supplement will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
References in this prospectus to “PartnerRe,” “we,” “us,” “our” or the “Company,” refer to PartnerRe Ltd. and, unless the context otherwise requires or unless otherwise stated, PartnerRe Ltd.’s subsidiaries. References in this prospectus to the “PRE Finance Subsidiary” refers to either PartnerRe Finance B LLC or PartnerRe Finance C LLC (collectively, the “PRE Finance Subsidiaries”), each an indirect wholly owned subsidiary of PartnerRe Ltd. References in this prospectus to “PartnerRe Ltd.” or the “guarantor” refer to PartnerRe Ltd. (excluding its subsidiaries). References to “issuer” refer to any of PartnerRe Ltd., PartnerRe Finance B LLC or PartnerRe Finance C LLC, as the case may be. In this prospectus, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

THE ISSUERS
PartnerRe Ltd.
PartnerRe Ltd., an exempted company limited by shares incorporated under the laws of Bermuda on August 17, 1993 with limited liability, is the holding company for our international reinsurance group (PartnerRe group). The Company predominantly provides reinsurance through its principal wholly owned subsidiaries, including Partner Reinsurance Company Ltd. (PartnerRe Bermuda), Partner Reinsurance Europe SE (PartnerRe Europe), Partner Reinsurance Company of the U.S. (PartnerRe U.S.) and Partner Reinsurance Asia Pte. Ltd. (PartnerRe Asia). The Company provides reinsurance for its clients globally and its primary offices are located in Hamilton (Bermuda), Dublin, Stamford (Connecticut, U.S.), Toronto, Paris, Singapore and Zurich.
The Company provides reinsurance of risks to ceding companies (cedants or reinsureds). Risks reinsured include, but are not limited to, agriculture, aviation/space, casualty, catastrophe, energy, engineering, financial risks, marine, motor, multiline and property as well as mortality, longevity, and accident and health and alternative risk products.
The Company’s principal office is located at 90 Pitts Bay Road, Pembroke, Bermuda (telephone number: +1 441-292-0888). The Company maintains an internet site at www.partnerre.com that contains the Company’s Annual Reports on Form 20-F filed with the SEC and Current Reports on Form 6-K furnished with the SEC. These Reports are also available on the internet site maintained by the SEC at www.sec.gov.
PartnerRe Finance B LLC and PartnerRe Finance C LLC
PartnerRe Finance B LLC and PartnerRe Finance C LLC were formed on March 10, 2009, and March 30, 2009, respectively. Each is a Delaware limited liability company, an indirectly wholly owned subsidiary of PartnerRe, and a wholly owned direct subsidiary of PartnerRe U.S. Corporation (“PartnerRe U.S. Holdings”), that was created solely for purposes of issuing, from time to time, debt securities. The principal executive offices of each of the PRE Finance Subsidiaries is c/o PartnerRe U.S. Corporation, 200 First Stamford Place, Stamford, Connecticut 06902 (telephone number: +1 203-485-4200).

FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act” and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of our management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or our results of operations. Forward-looking statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ, potentially materially, from those reflected in such forward-looking statements, including, without limitation, the information included in or incorporated by reference into this prospectus regarding projections; efficiencies/cost avoidance; cost savings; income and margins; earnings; growth; economies of scale; the economy; future economic performance; deployment of capital; future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; business portfolios; and taxes.
Forward-looking statements may be preceded by, followed by or include the words “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue,” the negative of these terms and other comparable terminology.
Forward-looking statements are not guarantees of performance. You should understand that the important factors set forth below, in addition to those risk factors disclosed in our current and periodic reports filed with the SEC could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.
First, our ability to generate an appropriate return on our operations over a reinsurance cycle is dependent on our individual performance, but also on industry factors that impact the level of competition and the price of risk. The level of competition is determined by supply of and demand for capacity. Demand is determined by client buying behavior, which varies based on the client’s perception of the amount and volatility of risk, its financial capacity to bear it and the cost of risk transfer. Supply is determined by the existing reinsurance companies’ level of financial strength and the introduction of capacity from new start-ups or capital markets. Supply and demand for capacity is also impacted by consolidation of competitors, customers and insurance and reinsurance brokers. Significant new capacity or significant reduction in demand will depress industry profitability until the supply/demand balance is redressed. Extended periods of imbalance could depress industry profitability.
Second, we knowingly expose ourselves to significant volatility in our quarterly and annual net income. We create shareholder value by assuming risk from the insurance and capital markets. This exposes us to volatile earnings as untoward events happen to our clients and in the capital markets. Examples of potential large loss events include, without limitation:
•
Natural catastrophes such as windstorms, hurricanes, tsunamis, earthquakes, floods, hailstorms, tornadoes, severe winter weather, fires, drought, etc.;

•
Man-made disasters such as terrorism;

•
Declines in the equity and credit markets;

•
Systemic increases in the frequency or severity of casualty losses; and

•
New mass tort actions or reemergence of old mass torts such as cases related to asbestosis and environmental contamination.

We manage large loss events through evaluation processes, which are designed to enable proper pricing of these risks over time, but which do little to moderate short-term earnings volatility. The only effective tools to dampen earnings volatility are through diversification by building a portfolio of uncorrelated risks and through the purchase of retrocessional coverage to optimize a portfolio. We do not use significant capital market hedges or trading strategies in the pursuit of stability in earnings.

Third, we expose ourselves to several very significant risks that are of a size that can impact our financial strength or regulatory capital. We believe that the following can be categorized as very significant risks:
•
Natural catastrophe and climate change risk, including the risk of increases in the frequency and severity of natural catastrophes and the losses that result from them;

•
Long tail reinsurance risk;

•
Market risk;

•
Interest rate risk;

•
Default and credit spread risk;

•
Equity and real estate valuation risk;

•
Concentration risk, including our reliance on a small number of reinsurance brokers and other distribution services for a significant portion of our revenue;

•
Currency risk, including foreign currency exchange rate fluctuations;

•
Counterparty risk;

•
Trade credit underwriting risk;

•
Operational risk, including our ability to successfully implement our business strategies and initiatives, including strategic investments and mergers and acquisitions;

•
Longevity risk;

•
Pandemic risk;

•
Cybersecurity risk, including technology breaches or failure;

•
Agriculture risk; and

•
Political, regulatory and taxation risk, including the effect of Organization for Economic Co-operation and Development or European Union measures to increase our taxes and reporting requirements.

These risks can accumulate, individually or in the aggregate, to the point that they exceed a year’s worth of earnings and potentially adversely affect the capital base of the Company. We rely on our internal risk management processes, models and systems to manage these risks at the nominal exposure levels approved by the Company’s board of directors. However, because these models and processes may fail, we also impose limits on our exposure to these risks.
We caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this document. We do not undertake any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this document or to reflect actual outcomes.
Additional factors that may affect future results and conditions are described in our filings with the SEC, including our Annual Report on Form 20-F for the year ended December 31, 2018.

RISK FACTORS
An investment in our securities involves certain risks. Before you invest in any of the securities offered hereby, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•
the information contained or incorporated by reference into this prospectus, including the “Risk Factors” set forth in our Annual Report on Form 20-F for the year ended December 31, 2018;

•
the information, including risk factors, in any of our subsequent current and annual reports and other documents we file with the SEC after the date of this prospectus that are incorporated by reference herein; and

•
the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.

Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by PartnerRe Ltd. or the PRE Finance Subsidiaries will be used for working capital, capital expenditures, acquisitions or other general corporate purposes of PartnerRe.

DESCRIPTION OF PREFERRED SHARES
From time to time, pursuant to the authority granted by our Bye-Laws, our board of directors may create and issue one or more series of preferred shares. The particular rights and preferences of the preferred shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preferred shares, will be described in the prospectus supplement.
A prospectus supplement will specify the terms of a particular class or series of preferred shares as follows:
•
the number of shares to be issued and sold and any distinctive designation;

•
the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of such dividends;

•
the voting powers, if any, of the preferred shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of shares, to elect one or more of our directors;

•
the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, at whose option such a redemption may occur, and any material limitations, restrictions or conditions on such redemption;

•
the terms, if any, upon which the preferred shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•
the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon our liquidation, dissolution or winding up;

•
the terms, if any, of any purchase, redemption, retirement or sinking fund to be provided for the preferred shares;

•
the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preferred shares are outstanding; and

•
any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our Memorandum of Association or our Bye-Laws.

DESCRIPTION OF DEBT SECURITIES
We and each of the PRE Finance Subsidiaries may offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate.
Our senior debt securities will be issued under a senior indenture to be entered into between us and The Bank of New York Mellon, as trustee. Our subordinated debt securities will be issued under a subordinated indenture to be entered into between us and The Bank of New York Mellon, as trustee. The senior debt securities of PartnerRe Finance B LLC will be issued under an indenture dated as of March 15, 2010, among PartnerRe Finance B LLC, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. The senior debt securities of PartnerRe Finance C LLC will be issued under a senior indenture to be entered into between the PartnerRe Finance C LLC, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. Each PRE Finance Subsidiary’s subordinated debt securities will be issued under a subordinated indenture to be entered into between the relevant PRE Finance Subsidiary, PartnerRe Ltd., as guarantor, and The Bank of New York Mellon, as trustee. Each of these indentures is an exhibit to the registration statement of which this prospectus forms a part.
In this prospectus, we refer to the senior indentures and subordinated indentures collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement.
The following description of the material terms and provisions of the indentures and the related debt securities is only a summary. You should read the indentures and the debt securities for complete information regarding the terms and provisions of an indenture, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in the indentures. The indentures are subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Each PRE Finance Subsidiary’s senior indenture and each respective entity’s subordinated indenture are substantially identical to one another, except for certain covenants relating to subordination contained in such PRE Finance Subsidiary’s subordinated indenture.
General
The indentures do not limit the aggregate principal amount of the debt securities which we or any PRE Finance Subsidiary may issue. The indentures provide that we or any PRE Finance Subsidiary, as applicable, may issue the debt securities from time to time in one or more series. (Section 3.01) While the indentures do not limit the amount of other indebtedness or the debt securities which we, or our subsidiaries may issue, the supplemental indentures related to offerings by finance subsidiaries of PartnerRe Ltd. of currently outstanding debt securities have imposed restrictions on the activities of the issuer, including its ability to issue other types of debt securities.
Unless otherwise provided in the related prospectus supplement, senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the respective issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “— Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd.,” “— Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries” and in the applicable prospectus supplement.
The prospectus supplement relating to the particular debt securities being offered will include specific terms relating to the offering. The terms will include, among other terms, some or all of the following, as applicable:

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the title and series of such debt securities;

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the aggregate principal amount of such debt securities and any limit upon such principal amount;

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the date or dates on which the principal of such debt securities will be payable;

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the rate or rates at which such debt securities will bear interest, if any;

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the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

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the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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any right to extend or defer the interest payment period and the duration of the extension;

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the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable;

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any optional or mandatory redemption terms or prepayment, conversion, sinking fund or remarketing provisions;

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if other than denominations of $2,000 or multiples of $1,000, the denominations in which any debt securities to be issued in registered form (as defined below) will be issuable;

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if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form (as defined below) will be issuable;

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any convertibility or exchangeability provisions;

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any index, formula or other method used to determine the amount of payments of principal of, or any premium or interest with respect to such debt securities;

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whether such debt securities will be issued in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

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whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

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in the case of debt securities issued by either PRE Finance Subsidiary, the agreement relating to our guarantee of such debt securities;

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United States federal income tax considerations, if any;

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the currency or currencies, if other than the U.S. dollar, in which payments of the principal of and interest on the debt securities will be payable;

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any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

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in the case of subordinated debt securities, any modifications, including additions to or exclusions from, the definition of Senior Indebtedness (defined under “— Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd.” and “— Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries”); and

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any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities. (Section 3.01)

The issuer will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.01)
Unless otherwise provided in the related prospectus supplement, principal, premium and interest, if any, with respect to any debt securities will be payable at the office or agency maintained by us or the relevant PRE Finance Subsidiary for such purposes. The payment office will initially be the corporate trust office of the trustee. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled to the payment at their addresses appearing on the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are registered. All paying agents initially designated by the issuer for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that such issuer will be required to maintain a paying agent in each place where the principal of or any premium or interest on the debt securities are payable. (Sections 3.07, 10.02 and 11.06)
Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series at the office or agency maintained by the issuer for such purposes. This office will initially be the corporate trust office of the trustee. If so required by the issuer or the security registrar, any debt security presented for transfer must be duly endorsed or accompanied by a written instrument of transfer. Debt securities received upon exchange will contain identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount. Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to:
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issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing,

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register the transfer or exchange of any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or

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register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section 3.05)

We and the PRE Finance Subsidiaries, as applicable, have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on the debt securities are payable. (Section 10.02)
Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities (as defined below) registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in “bearer form” is a security for which the issuer does not keep a record of the holder. The owner is deemed to be the person holding the security.
If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.
The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.
You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Defaults described below or covenants contained in the applicable indenture, including any addition of a covenant or other provisions providing event risk or similar protection.
Conversion and Exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preferred shares or other securities, whether or not issued by PartnerRe Ltd. or either PRE Finance Subsidiary, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our or the relevant PRE Finance Subsidiary’s option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law, including securities laws, and our and the relevant PRE Finance Subsidiary’s organizational documents, as applicable.
Consolidation, Amalgamation, Merger and Sale of Assets
Each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease the properties and assets of such issuer as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into such issuer, or convey, transfer or lease such person’s properties and assets as an entirety or substantially as an entirety to such issuer, unless:
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such person is a corporation, limited liability company, incorporated association, company or business trust, as the case may be, organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the applicable indenture, a member of the Organization of Economic Cooperation and Development;

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such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, or any premium and interest on, all of the debt securities issued under the applicable indenture, and the performance of the issuer’s obligations under such indenture and the debt securities issued under such indenture, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities;

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immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the issuer as a result of such transaction as having been incurred by such issuer or such subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and

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certain other conditions are met. (Section 8.01)

Each PRE Finance Subsidiary’s indenture includes a like restriction on consolidation, amalgamation and merger involving PartnerRe Ltd., as guarantor of the relevant PRE Finance Subsidiary’s obligations under its debt securities. (Section 8.03 of each PRE Finance Subsidiary’s indenture)

Events of Default
Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any debt securities:
(1)
default in paying interest on any debt security, when it becomes due and payable, and the default continues for a period of 30 days;

(2)
default in paying principal or any premium on any debt security, when such principal or premium becomes due and payable;

(3)
default in the performance, or breach, of any covenant or warranty in the applicable indenture for the benefit of such debt securities, and the continuance of such default or breach for a period of 60 days after written notice of default is given under the applicable indenture;

(4)
if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the issuer for borrowed money (other than indebtedness which is non-recourse to such issuer) happens and consists of default in the payment of more than $100,000,000 in principal amount of such indebtedness when due (after giving effect to any applicable grace period) or shall result in such indebtedness in principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable indenture;

(5)
the issuer fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $100,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; and

(6)
certain events relating to bankruptcy, insolvency or reorganization of the issuer.

In each PRE Finance Subsidiary’s indenture, the Events of Default described in clauses (3) through (6) above also include references to PartnerRe Ltd., as guarantor under such indenture.
If an Event of Default (other than an Event of Default described in (6) of the preceding paragraph) occurs with respect to the debt securities of any series and continues, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may, by written notice as provided in the applicable indenture, declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences. An Event of Default described in (6) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.02)
Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series (a “default”), the trustee will transmit, in the manner set forth in such indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal, premium, interest or any sinking fund or purchase fund installment with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the issuer’s board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series. In addition, in the case of any default of the character described in (4) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.02)
If an Event of Default occurs and continues with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.03) Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture or the related Series Authorization at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity satisfactory to it in its reasonable judgment. (Section 6.01) Subject to the provisions for the indemnification of the trustee, and applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12)
Modification and Waiver
The issuer and the trustee may modify or amend the applicable indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification of amendments. However, each affected holder must consent to certain modifications or amendments, including:
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changes to the stated maturity of the principal of, or any premium or installment of interest with respect to, any debt security; or

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reductions of the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest with respect to, or any premium payable upon the redemption of, any debt security.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities, as the case may be, to Senior Indebtedness (as defined under “— Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd.” and “— Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries”) without the prior written consent of the holders of such Senior Indebtedness. (Section 9.07 of the subordinated indentures)
The issuer and the trustee may modify or amend the applicable indenture and debt securities of any series without the consent of any holder in order to, among other things:
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provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

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provide for a successor trustee with respect to debt securities of all or any series;

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cure any ambiguity, defect or inconsistency;

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make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series; or

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make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture. (Section 9.01)

The holders of at least a majority in principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. (Section 10.06) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default:
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in paying principal, premium or interest with respect to debt securities of that series; or

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in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13)

Under each indenture, the issuer is required to furnish to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after its occurrence, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.07)
Discharge, Defeasance and Covenant Defeasance
The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.01)
Each indenture provides that, unless the provisions of Section 4.02 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.01 thereof, the issuer may elect either:
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to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”); or

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to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by the issuer with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, such debt securities on the scheduled due dates. (Section 4.02)
Such a trust may only be established if, among other things:
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the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound;

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no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

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with respect to registered securities and any bearer securities for which the place of payment is within the United States, the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by the issuer, a Revenue

Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable indenture; and
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with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors. (Section 4.02)

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.01)
“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.01)
If after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.01 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event. (Section 4.02)
“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. (Section 1.01)
If the issuer effects covenant defeasance with respect to any of its debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer, and in the case of debt securities issued by a PRE Finance Subsidiary, PartnerRe Ltd., as guarantor, would remain liable to make payment of such amounts due at the time of acceleration.

Global Securities
The debt securities of a series may be issued in whole or in part under a book entry system in the form of one or more global debt securities. Each global security will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.
The depositary will be a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of which (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We and the PRE Finance Subsidiaries anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security in registered form, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by the applicable issuer if such debt securities are offered and sold directly by such issuer. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global security will be shown on, and the transfer of that ownership will be effected only through the participants’ records. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
So long as the depositary, or its nominee, is the owner of record of a global security, PartnerRe Ltd. or the relevant PRE Finance Subsidiary, as applicable, will consider such depositary or its nominee, as applicable, the sole owner or holder of the debt securities represented by a global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by a global security registered in their names, and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered the owners or holders thereof under the applicable indenture under which these debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We and the PRE Finance Subsidiaries understand that under existing industry practices, if we or any PRE Finance Subsidiary requests any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.
Payments of principal of, any premium and interest on, the debt securities represented by a global security registered in the name of a depositary or its nominee will be paid to the depositary or its nominee, as the case may be, as the registered owner. None of the trustee, any paying agent, the security registrar, us or the applicable PRE Finance Subsidiaries will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We and the PRE Finance Subsidiaries expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and the PRE Finance Subsidiaries also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.
The indentures provide that global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations, if:
•
the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by the issuer within 90 days of written notice;

•
the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

•
an Event of Default with respect to a series of the debt securities has occurred and is continuing.

With respect to the second bullet point above, we and the PRE Finance Subsidiaries understand, however, that under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. The issuer would issue definitive certificates in exchange for any such interests withdrawn. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.05) We and the PRE Finance Subsidiaries expect that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.
Payment of Additional Amounts
If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.
The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.
Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of:
(1)
any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;
(2)
any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)
any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)
any combination of items (1), (2) and (3).

In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.
In certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.
Subordination of the Subordinated Debt Securities Issued by PartnerRe Ltd.
Our subordinated debt securities will, to the extent set forth in our subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of ours, whether outstanding at the date of our subordinated indenture or thereafter incurred. (Section 16.01 of our subordinated indenture) Holders of our Senior Indebtedness will first be entitled to receive payment in full of all amounts due on our Senior Indebtedness before the holders of our subordinated debt securities are entitled to receive payment on account of principal, premium, interest on our subordinated debt securities, if certain events occur. These events include:
•
any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

•
any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

•
any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours.

(Section 16.03 of our subordinated indenture)
If we are liquidated or become insolvent, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness of ours, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, and any premium and interest on, our subordinated debt securities have been paid in full. (Section 16.04 of our subordinated indenture)
No payment of principal (including redemption and sinking fund payments) of or any premium or interest with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made if:
•
any payment of principal, interest or any other amount on our Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or

•
if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

(Section 16.02 of our subordinated indenture)
Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.
For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:
•
our subordinated debt securities;

•
Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities or any other Indebtedness ranking pari passu with our subordinated debt securities;

•
interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

•
trade accounts payable;

•
liability for income, franchise, real estate or other taxes owed or owing; and

•
our guarantees of any junior subordinated debt securities of the PRE Finance Subsidiaries, including those issued to a financing vehicle of PartnerRe.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of our subordinated indenture)
For the purposes of this section, the term “Indebtedness” means:
•
principal of and any premium and interest on (a) our indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

•
capitalized lease obligations;

•
obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (except trade accounts payable arising in the ordinary course of business);

•
reimbursement obligations on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are undrawn or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by us of a demand for reimbursement);

•
obligations of the type referred to above of other persons and all dividends of other persons, the payment of which we are responsible or liable as obligor, guarantor or otherwise;

•
obligations of the type referred to above of other persons secured by any lien on any of our property or assets; and

•
any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Our subordinated indenture provides that the foregoing subordination provisions, including the definition of “Senior Indebtedness”, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.
Subordination of the Subordinated Debt Securities Issued by the PRE Finance Subsidiaries
The subordinated debt securities issued by the PRE Finance Subsidiaries will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness (as defined below in this section) of the relevant issuer, whether outstanding at the date of such subordinated indenture or thereafter incurred. (Section 16.01 of the subordinated indentures) Holders of Senior Indebtedness of either PRE Finance Subsidiary will first be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of the relevant issuer are entitled to receive or retain any payment on account of principal, premium or interest with respect to such subordinated debt securities, if certain events occur. These events include:
•
any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the relevant issuer or to its creditors, as such, or to its assets; or

•
any voluntary or involuntary liquidation, dissolution or other winding up of the relevant issuer, whether or not involving insolvency or bankruptcy; or

•
any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the relevant issuer.

(Section 16.03 of the subordinated indentures)
If either PRE Finance Subsidiary is liquidated or becomes insolvent, holders of Senior Indebtedness of the relevant issuer and holders of other obligations of such issuer that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of such issuer.
Subject to the payment in full of all Senior Indebtedness of the relevant PRE Finance Subsidiary, the rights of the holders of subordinated debt securities of such issuer will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the relevant issuer applicable to such Senior Indebtedness until the principal of, any premium and interest on such subordinated debt securities have been paid in full. (Section 16.04 of the subordinated indentures)
No payment of principal (including redemption and sinking fund payments) of or any premium or interest on the subordinated debt securities of the relevant PRE Finance Subsidiary, or payments to acquire such securities (other than pursuant to their conversion), may be made if:
•
any payment of principal, interest or any other amount on Senior Indebtedness of such issuer is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

•
if the maturity of any Senior Indebtedness of such issuer has been accelerated because of a default.

(Section 16.02 of the subordinated indentures)
The subordinated indentures of the PRE Finance Subsidiaries do not limit or prohibit the relevant issuer from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to its subordinated debt securities, but subordinate to the relevant issuer’s other obligations. The senior debt securities issued by a PRE Finance Subsidiary will constitute Senior Indebtedness under such PRE Finance Subsidiary’s subordinated indenture.
For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of the relevant PRE Finance Subsidiary outstanding at any time, except:
•
the subordinated debt securities issued by such PRE Finance Subsidiary;

•
Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with such subordinated debt securities or any other Indebtedness ranking pari passu with such subordinated debt securities;

•
interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against such PRE Finance Subsidiary in a proceeding under federal or state bankruptcy laws;

•
trade accounts payable;

•
liability for income, franchise, real estate or other taxes owed or owing; and

•
any junior subordinated debt securities, including those issued to a financing vehicle of PartnerRe.

Such Senior Indebtedness will continue to be Senior Indebtedness of the relevant issuer and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 16.08 of the subordinated indentures)
For the purposes of this section, the term “Indebtedness” means:
•
principal of and any premium and interest on (a) indebtedness of such PRE Finance Subsidiary for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such PRE Finance Subsidiary is responsible or liable;

•
capitalized lease obligations;

•
obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (except trade accounts payable arising in the ordinary course of business);

•
reimbursement obligations on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent such letters of credit are undrawn or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such PRE Finance Subsidiary of a demand for reimbursement);

•
obligations of the type referred to above of other persons and all dividends of other persons, the payment of which such PRE Finance Subsidiary is responsible or liable as obligor, guarantor or otherwise;

•
obligations of the type referred to above of other persons secured by any lien on any property or asset of such PRE Finance Subsidiary; and

•
any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

The PRE Finance Subsidiaries’ subordinated indentures provide that the foregoing subordination provisions, including the definition of “Senior Indebtedness”, insofar as they relate to any particular issue of subordinated debt securities by the relevant issuer, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.
New York Law to Govern
The indentures are, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13).

DESCRIPTION OF DEBT SECURITIES GUARANTEES
Concurrently with any issuance by a PRE Finance Subsidiary of its senior debt securities or subordinated debt securities, we will guarantee, on a full and unconditional basis, such debt securities for the benefit of the holders thereof pursuant to a guarantee agreement. Each guarantee agreement we may enter into will be (or, in the case of the guarantee agreement dated as of March 15, 2010 in respect of the senior debt securities of PartnerRe Finance B LLC, is) qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon will act (or, in the case of the guarantee agreement in respect of the senior debt securities of PartnerRe Finance B LLC, acts) as indenture trustee under each of the guarantee agreements for the purposes of compliance with the Trust Indenture Act. Each of the guarantee agreements is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
The following summary sets forth the material terms and provisions of our guarantee of the PRE Finance Subsidiary’s senior debt securities and subordinated debt securities. The following description of certain provisions of the guarantees is only a summary. You should read the guarantee agreements and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. Whenever we refer to particular sections or defined terms of the guarantee agreement, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under the applicable guarantee agreement, will hold the applicable guarantee for the benefit of the holders of the related debt securities.
General
We will fully and unconditionally guarantee all obligations of the PRE Finance Subsidiary under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, the guarantee will be an unsecured obligation of PartnerRe Ltd.
Since PartnerRe Ltd. is a holding company, its rights and the rights of its creditors, including the holders of either PRE Finance Subsidiary’s debt securities who are creditors of PartnerRe Ltd. by virtue of the guarantees, and shareholders to participate in any distribution of the assets of any of its subsidiaries upon such subsidiary’s liquidation or reorganization or otherwise would be subject to prior claims of that subsidiary’s creditors and policyholders, except to the extent that PartnerRe Ltd. may itself be a creditor with recognized claims against that subsidiary. The right of creditors of PartnerRe Ltd., including the holders of either PRE Finance Subsidiary’s debt securities who are creditors of PartnerRe Ltd. by virtue of the guarantee, to participate in the distribution of the stock owned by PartnerRe Ltd. in certain of its subsidiaries, including PartnerRe Ltd.’s insurance subsidiaries, may also be subject to Bermuda law and approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.
Waiver of Events of Default
An event of default under the debt securities guarantee will occur upon our default on any of our payment or other obligations under the debt securities guarantee agreement. The holders of not less than a majority of the outstanding principal amount of the relevant PRE Finance Subsidiary’s senior debt securities or subordinated debt securities, as applicable, may, by vote, on behalf of all such holders, waive any past event of default of PartnerRe Ltd. in respect of its guarantee and its consequences on any of its payment or other obligations under the senior debt securities guarantee agreement or the subordinated debt securities guarantee agreement, as applicable.
Amendments
The senior debt securities guarantee and the subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of such debt securities. In addition, certain amendments affecting the obligations of PartnerRe Ltd. may only be made in writing with the prior approval of each holder.
No consent of the holders of the PRE Finance Subsidiaries’ senior debt securities or subordinated debt securities is required to amend the guarantee in a way that does not adversely affect in any material respect the rights of such holders.

PLAN OF DISTRIBUTION
We and each PRE Finance Subsidiary may sell the offered securities to or through underwriters, agents or dealers and also may sell the securities directly to purchasers pursuant to applicable statutory exemptions or through agents.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.
The prospectus supplement relating to each series of securities offered will also set forth the terms of the offering of the securities, including to the extent applicable, the initial offering price, the proceeds to the issuer, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters or agents with respect to securities sold to or through underwriters or agents will be named in the prospectus supplement relating to such securities.
In connection with the sale of the securities, underwriters may receive compensation from PartnerRe or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Any such commissions will be paid either using a portion of the funds received in connection with the sale of the securities or out of the general funds of the Company.
Under agreements which may be entered into by a PRE Finance Subsidiary and PartnerRe Ltd., underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by PartnerRe against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
In connection with any offering of securities, the underwriters, agents or dealers may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels above those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to the preferred shares, debt securities and the guarantees described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, for a complete description of the applicable contract, agreement or other document, reference is made to the exhibits available on the SEC’s website at www.sec.gov.
PartnerRe is subject to the informational requirements of the Exchange Act as a foreign private issuer. Accordingly, PartnerRe files annual reports and other reports with the SEC. Our filings with the SEC are also available from the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act, and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC, after the initial filing of this registration statement and prior to the effectiveness of this registration statement and after the date of this prospectus and until we and the PRE Finance Subsidiaries sell all the securities shall be deemed to be incorporated by reference into this prospectus. In addition, we incorporate by reference the following documents filed prior to the date of this prospectus:
•
PartnerRe’s Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on March 20, 2019; and

•
PartnerRe’s Reports on Form 6-K filed with the SEC on April 15, 2019 and May 17, 2019.

You may request free copies of these filings by writing or telephoning us at the following address:
90 Pitts Bay Road
Pembroke HM 08
Bermuda
Attention: Legal and Compliance
Telephone: (441) 292-0888
Fax: (441) 292-3060
PartnerRe’s 5.875% Series F Non-Cumulative Preferred Shares, 6.50% Series G Cumulative Preferred Shares, 7.25% Series H Cumulative Preferred Shares and 5.875% Series I Non-Cumulative Preferred Shares are listed on the New York Stock Exchange and PartnerRe’s reports can also be inspected at their offices at 20 Broad Street, 17th Floor, New York, New York 10005. For information on obtaining copies of PartnerRe’s public filings at the New York Stock Exchange, please call (212) 656-5060.
We maintain a website at www.partnerre.com. We make available, free of charge through our website, our financial information, including the information contained in our Annual Reports on Form 20-F, Current Reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. The information on our website is not incorporated by reference in this prospectus.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving PartnerRe U.S. Corporation, 200 First Stamford Place Stamford, CT 06902, our United States agent irrevocably appointed for that purpose.
We have been advised by Conyers Dill & Pearman Limited, our special Bermuda legal counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain judgments obtained in the United States courts, including certain judgments under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that (a) such courts did not have proper jurisdiction over the parties subject to such judgment; (b) such courts contravened the rules of natural justice of Bermuda; (c) such judgment was obtained by fraud; (d) the enforcement of the judgment would be contrary to the public policy of Bermuda; (e) new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda; or (f) the correct procedures under the laws of Bermuda were not complied with.
NONE OF US, PARTNERRE FINANCE B LLC OR PARTNERRE FINANCE C LLC HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NONE OF US, PARTNERRE FINANCE B LLC OR PARTNERRE FINANCE C LLC TAKE ANY RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE, PARTNERRE FINANCE B LLC AND PARTNERRE FINANCE C LLC ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.
EXPENSES
The estimated expenses to be incurred in connection with a distribution of securities registered under this registration statement, other than underwriting discounts and commissions, are as follows:
Registration Statement filing fee		$169,680
Trustees’ fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing costs	$	*
Miscellaneous	$	*
Total	$	*

*
To be provided in a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference.

VALIDITY OF SECURITIES
The validity of the preferred shares, debt securities and the guarantees will be passed upon for us by Conyers Dill & Pearman Limited with respect to matters of Bermuda law and by Sullivan & Cromwell LLP with respect to matters of New York law.
EXPERTS
The consolidated financial statements of PartnerRe Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018 (including schedules appearing therein) have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                 Shares
PartnerRe Ltd.
    % Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J

Prospectus Supplement

Joint Book-Running Managers
BofA Securities	Morgan Stanley	UBS Investment Bank	Wells Fargo Securities
           , 2021